Exhibit 10.1

EXECUTION VERSION

SHAREHOLDERS AGREEMENT

BY AND AMONG

WAFD, INC.

AND

THE INVESTORS NAMED HEREIN

Dated as of September 6, 2026

TABLE OF CONTENTS

		Page

Article I

DEFINITIONS

Section 1.1.	Definitions	5

Section 1.2.	Definitions; Cross-References	15

Section 1.3.	General Interpretive Principles	16

Section 1.4.	Amendment and Restatement	17

Article II

GOVERNANCE AND ADDITIONAL AGREEMENTS

Section 2.1.	Board of Directors	17

Section 2.2.	Confidentiality	22

Section 2.3.	Freedom to Pursue Opportunities	23

Section 2.4.	Non-Solicitation; Non-Hire	24

Section 2.5.	Maintenance of Non-Controlling Investor Status	25

Section 2.6.	Withholding	25

Article III

TRANSFER RESTRICTIONS

Section 3.1.	General Restrictions on Transfers	25

Section 3.2.	Back Leverage Cooperation	29

Section 3.3.	Tag-Along Rights	30

Section 3.4.	Call Rights	32

Article IV

REGISTRATION RIGHTS

Section 4.1.	Demand Registration	33

Section 4.2.	Shelf Registration	38

Section 4.3.	Piggyback Registration	40

Section 4.4.	Black-out Periods	42

Section 4.5.	Registration Procedures	44

SCHEDULES AND EXHIBITS

Schedule A	List of Investors
Schedule B	List of Competitors
Exhibit A	Consent of Spouse
Exhibit B	Joinder Agreement

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT is made as of September 6, 2026, by and among WaFd, Inc., a Washington corporation (the “Company”) and the parties listed as “Investor” on the Schedule A (and such other Persons as may hereinafter become parties to or be bound by this Agreement) (each, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company and EverBank Financial Corp, a Delaware corporation (“EverBank”), are parties to an Agreement and Plan of Merger, dated as of September 6, 2026 (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, EverBank and the Investors are parties to a Stockholders Agreement, dated as of July 31, 2023 (the “Prior Agreement”), and the Prior Agreement may be amended by the signatories to this Agreement;

WHEREAS, concurrently with the execution of the Merger Agreement, the parties are entering into this Agreement, and, effective as of and conditioned upon the Closing (as defined in the Merger Agreement), this Agreement shall supersede the Prior Agreement and all of the Investors and the Company shall be bound by the terms of this Agreement; and

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.          Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Activist Investor” means any Person that (a) has, directly or indirectly through its Affiliates engaged in activist campaigns in the three (3) years prior to the date of any such proposed Transfer in which such Person (i) attempted (pursuant to proxy solicitation, tender or exchange offer or other means) to obtain a seat on the board of directors (or similar governing body) of a company or (ii) undertook public efforts to effect a significant change within a company or (b) holds itself out publicly to be an activist investor.

“Adverse Disclosure” means public disclosure of material nonpublic information that, in the good-faith judgment of the board of directors of the Company, after consultation with independent outside counsel to the Company, (a) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not be materially misleading; (b) would not be required to be made at such time but for the filing of such registration statement or report; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person.  Notwithstanding the foregoing, (a) the Company and its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Sponsor, Major Investor, Investor or any of their respective Affiliates (except the Company and its Subsidiaries and other controlled Affiliates shall be considered Affiliates of each other), and (b) none of the Sponsors or Major Investors shall be considered Affiliates of (i) any portfolio company in which such Sponsor or Major Investors or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (ii) any other Sponsor (other than, in the case of any Major Investor, the Sponsor that controls it) or any other Major Investor (other than a Major Investor controlled by the same Sponsor).

“Agreement” means this Shareholders Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms herein.

“Applicable Employee/Director” means, with respect to any Management Investor that (a) is an employee, director, consultant or other service provider of the Company or any of its Subsidiaries, such employee, director, consultant or other service provider, and (b) is not an employee, director, consultant or other service provider of the Company or any of its Subsidiaries, the employee, director, consultant or other service provider of the Company or any of its Subsidiaries with respect to whom such Management Investor was a Transferee at the time such Management Investor became the beneficial owner of any Company Shares.

“Applicable Exchange” means the New York Stock Exchange, the Nasdaq Stock Market or any successor to any of the foregoing.

“associated funds” means, in the case of any Major Investor, any investment or similar fund managed or controlled by the Sponsor controlling such Major Investor.

“Bayview” means Bayview Asset Management, LLC.

“Bayview Holders” means Neptune Holdings BOF-MSR, LLC and Neptune Holdings BOF-VII, LLC.

“Bayview Investors” means the Bayview Holders and any of their Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.

“Back Leverage” means the (a) incurrence of indebtedness (including any loan, fund financing, back leverage or other debt financing arrangement) by a Major Investor (or an Affiliate thereof) from any bona fide financial institution, fund finance lender or other institutional lender or any of its Affiliates, including the incurrence of indebtedness to refinance or replace indebtedness described in this clause (a), and (b) granting of liens by the Major Investor to secure payment of such indebtedness, including on Company Shares. For the avoidance of doubt, (x) “Back Leverage” is not intended to permit lending of Company Shares or any hedging or derivative transactions intended to transfer the economic risks or benefits of the Company Shares to a third party, in each case in violation of Section 3.1(a) and (y) the foregoing clause (x) shall not limit or restrict the grant of any pledge, hypothecation, lien, security interest or other encumbrance on, or with respect to, any Company Shares (or any legal, economic or beneficial interest therein) by any Major Investor (or any Affiliate thereof) in connection with any Back Leverage.

“beneficial ownership” and “beneficially own” and similar terms shall have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (a) no Investor shall be deemed to beneficially own any Company Shares held by any other Investor solely by virtue of the provisions of this Agreement (other than this definition), and (b) with respect to any Company Shares held by an Investor that are exercisable for, convertible into or exchangeable for Company Shares upon delivery of consideration to the Company or any of its Subsidiaries, such Company Shares shall not be deemed to be beneficially owned by such Investor unless, until and to the extent such Company Shares have been exercised, converted or exchanged and such consideration has been delivered by such Investor to the Company or such Subsidiary.

“BHC Act” means the Bank Holding Company Act of 1956.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by Law to be closed in New York, New York.

“CIBCA” means the Change in Bank Control Act of 1978.

“Closing” has the meaning set forth in the Merger Agreement.

“Common Shares” means the common stock, par value $1.00 per share, of the Company (and any shares resulting from any stock split, reverse stock split or similar combination or adjustment with respect to the Common Shares).

“Company Options” means a stock option in respect of Company Shares granted pursuant to the Equity Incentive Plan or otherwise.

“Company Shares” means the Common Shares and the Preferred Shares.

“Competitors” means each of the entities listed on Schedule B, in each case together with each of its Affiliates that is clearly identifiable as such, which such list of Competitors may be updated in good faith from time to time, with at least five (5) Business Days’ advance notice to the Major Investors, by the Board (with any Director appointed by a Major Investor to recuse themselves from such decision if it is made in connection with such Major Investor seeking to sell Company Shares to an entity that is being proposed to be removed from the list of Competitors), to include additional or replacement regional banks that are (a) subject by Law to supervision and examination by a U.S. federal or state authority having supervision over banking institutions and (b) competitors of the Company; provided that no addition of an entity to such list shall be effective with respect to a Major Investor if such Major Investor, its Investor Director or a majority of the Investor Directors have not approved such addition.

“Consent of Spouse” means a consent of spouse substantially in the form of Exhibit A attached hereto or otherwise acceptable to the Company.

“control” means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.  The terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Director” means a member of the Board.

“Equity Incentive Plan” means the Company’s Management Equity Incentive Plan and any amendment or successor plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Fair Market Value” of any Company Share, as of any date of determination, means, except to the extent otherwise provided in this Agreement, the Equity Incentive Plan, any Individual Agreement or any other agreement pursuant to which such Common Shares were issued or any other agreement between an Investor and the Company that provides for any terms of such Common Shares or the rights of such Investor in relation thereto, for so long as the Company Shares are listed on Nasdaq or another national exchange, the volume-weighted average price of the Company Shares as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) for the ten (10) trading day period ending the day before the date of determination or otherwise, the fair market value of such Common Shares on such date as determined by mutual agreement of the Company and the applicable Investor.  If the Company and the applicable Investor cannot agree within ten (10) Business Days after commencement of discussions to determine such fair market value, (a) each of the Company and the applicable Investor shall have the right to initiate a process whereby each such party shall appoint one (1) independent nationally recognized valuation firm and such two valuation firms shall jointly appoint a third independent nationally recognized valuation firm (the “Appraiser”), (b) each of the Company and the applicable Investor shall, within five (5) Business Days of the engagement of the Appraiser, submit to the Appraiser its proposed fair market value of the Company Shares for which the Company and the applicable Investor were unable to reach agreement (together with reasonable supporting detail), (c) the Appraiser shall promptly determine the fair market value of such Company Shares within the range of submissions by the Company and the applicable Investor and (d) the fees, costs and expenses of the Appraiser shall be borne (and paid or reimbursed) by the party whose proposed fair market value (as contemplated by the foregoing clause (b)) of such Company Shares was furthest away from the fair market value of such Company Shares as determined by the Appraiser (or equally in the case that the Appraiser’s determination of fair market value is the midpoint of the range between the Company’s and the applicable Investor’s proposed amounts).

“Federal Reserve” means the Board of Governors of the Federal Reserve.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” means any domestic or foreign or U.S. federal, state, local or municipal government (including any subdivision, court, tribunal or judicial or arbitral body, administrative agency, regulatory agency or body or commission or other authority thereof), or any quasi-governmental body exercising any regulatory, importing or other governmental or quasi-governmental authority, including any Taxing Authority and any government-sponsored enterprise.

“Holder” means each record owner of any Registrable Securities from time to time.

“Individual Agreement” means an employment, consulting or similar agreement or award agreement (including an award agreement under the Equity Incentive Plan) between a Management Investor and the Company or any of its Affiliates.

“Joinder Agreement” means a joinder agreement for any Permitted Transferee or for any person being properly assigned rights and obligations under Article IV pursuant to the terms hereof that is entered into in accordance with this Agreement substantially in the form of Exhibit B attached hereto or otherwise acceptable to the Company.

“Law” means any applicable (a) federal, state, local, municipal or foreign law, (b) statute, code, constitution, treaty, ordinance, rule or regulation of a Governmental Authority or (c) order, injunction, judgment, decree, ruling, writ or similar requirement enacted, adopted, promulgated or applied by any Governmental Authority.

“Loss” means, with respect to a Person, any liability, loss, damage, penalty, action, claim, judgment, settlement, cost, expense of any kind or nature whatsoever, including attorneys’ fees, costs and expenses of defense, appeal and settlement of any proceedings instituted or threatened to be instituted against that Person and all other costs incurred in connection therewith.

“Major Investors” means Stone Point Investors, Warburg Investors, Reverence Investors, Sixth Street Investors, Bayview Investors and the TIAA Investors.

“Management Investor” means (a) (i) a Person who is listed on, and an individual who beneficially owns the shares of a Person listed on, Schedule A to this Agreement under the heading “Management Investors” or (ii) an individual who has become a party to this Agreement and is a director, employee, consultant or other service provider of the Company or any of its Subsidiaries at the time he or she is a party to this Agreement for so long as he or she beneficially owns Company Shares or any rights to acquire Company Shares and (b) any Permitted Transferee of any Person identified in the immediately foregoing clause (a) for so long as such Permitted Transferee beneficially owns Company Shares or any rights to acquire Company Shares.

“Marketed” means the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by underwriters over a period of at least forty-eight (48) hours.

“Merger” means the merger of EverBank with and into the Company pursuant to the Merger Agreement.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable registration statement.

“Permitted Transfer” means (a) a Transfer by an Investor to a Permitted Transferee of such Investor (provided that a Transfer that is described in clause (x) of, but is not a Permitted Transfer pursuant to, the immediately following clause (b) shall not be a Permitted Transfer pursuant to this clause (a)), or (b) in the case of an Investor who is not a natural person, (x) a Transfer of equity interests in such Investor or in one of its parent entities, or in the case of a Major Investor, a Transfer to one (1) or more of its affiliated investment funds or aggregation entities that is advised, sponsored or controlled by the investment manager of the Major Investor or an Affiliate thereof, that (y) in each case of this clause (b), is in a transaction that does not substantially alter the ultimate economic beneficial ownership of the Transferred Common Shares or other interests (provided that in the event of any subsequent transaction that does substantially alter the ultimate economic beneficial ownership of any of the Transferred Common Shares or interests, such transaction will not be permitted unless it is itself a Permitted Transfer) and is not designed to provide liquidity to the original investors in the applicable Major Investor, but excluding Transfers to successor, extension or continuation funds or other similar funds or vehicles; provided that, in each case of clauses (a) and (b), (i) the applicable transferee (A) is not a Competitor, a Sanctioned Person or other Person that would (based on the advice of counsel to the Company after consideration of any mitigating measures) pose material regulatory risks to the Company and (B) executes a Joinder Agreement concurrently with such Transfer, (ii) such Transfer does not result in any default under indebtedness of the Company or any of its Subsidiaries and (iii) such Transfer would not reasonably be expected to result in the transferee being deemed or presumed to have “control” of or a “controlling influence” over the Company (which such terms shall have the meanings ascribed to them in the CIBCA, the BHC Act or the rules, regulations, applications and reporting forms promulgated thereunder by the Federal Reserve).

“Permitted Transferee” means, (a) as to any Transferring Investor, any of its Affiliates (provided that such Affiliate remains an Affiliate following the Transfer), and (b) in the case of an Investor who is a natural person, any estate planning vehicle established for the benefit of such natural person or such natural person’s immediate family members (provided that such Investor retains control over the Transferred Common Shares).

“Person” means an individual, firm, body corporate (wherever incorporated), partnership, limited liability company, association, joint venture, trust, works council or employee representative body (whether or not having separate legal personality) or other entity or organization, including a government, state or agency of a state or a Governmental Authority.

“Preferred Shares” means shares of the Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of the Company.

“Prior Agreement Date” means July 31, 2023.

“Recapitalization Transaction” means any transaction, or series of related transactions, (i) in which one or more classes of securities issued by the Company or any of its direct or indirect Subsidiaries are, in whole or in part on a pro rata basis among all holders of such securities, converted into, or exchanged for, securities issued by the Company or any of its direct or indirect Subsidiaries, any newly formed parent of the Company and/or any Affiliated Person of the Company (any of the foregoing, an “Issuing Person” of a Recapitalization Transaction) and (ii) that does not disproportionately and materially adversely affect any Major Investor.

“Registrable Securities” means any Company Shares (including any issuable or issued upon exercise, exchange or conversion of any securities exercisable, exchangeable or convertible into Company Shares) acquired by the Investors in the Merger or by their Permitted Transferees or other Transferees in accordance with Section 6.6 and any securities that may be issued or distributed or be issuable in respect of any such Company Shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (a) a registration statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (b) such Registrable Securities have been sold pursuant to Rule 144 and the restrictive legends on such shares have been removed, (c) such Registrable Securities are no longer subject to the terms and conditions of this Agreement, (d) such Registrable Securities have been transferred and unlegended certificates for such Registrable Securities have been issued such that the Registrable Securities can thereafter be sold without Registration or (e) held by any Person who, together with such Person’s Affiliates, beneficially owns less than one percent (1%) of the outstanding Common Shares and has satisfied the holding period requirement pursuant to Rule 144(d).

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a registration statement, including pursuant to the exercise of the registration rights set forth herein.  The term “Register” shall have a correlative meaning.

“Restated Articles” means the Third Restated Articles of Incorporation of the Company.

“Restrictive Covenants” means any covenants not to disclose confidential or proprietary information or trade secrets of, not to solicit or hire employees, consultants or other service providers of, not to solicit clients, customers or other business relations of, not to disparage, and not to compete or interfere with the business of, the Company or any of its Affiliates, by which the Management Investor may be bound under any Individual Agreement to which the Management Investor is a party or under this Agreement.

“Reverence” means Reverence Capital Partners, LP.

“Reverence Holder” means RCP Neptune Holdings LP.

“Reverence Investors” means the Reverence Holder and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time.

“Sale Transaction” means (a) a transaction or series of related transactions in which a Person or a group acquires more than fifty percent (50%) of the outstanding Common Shares (excluding from this clause (a) any Business Combination or Recapitalization Transaction), (b) any direct or indirect acquisition of the Company by means of merger, consolidation, exchange or contribution of equity, or other form of entity reorganization in one or a series of related transactions with or into another entity (a “Business Combination”) unless, immediately following such transaction, the direct and indirect beneficial owners of the Common Shares immediately prior to such transaction own directly or indirectly securities or other equity interests representing more than fifty percent (50%) of the voting power of the surviving entity or its direct or indirect parent holding entity in substantially the same proportion as such owners owned Common Shares immediately prior to such transaction (excluding from this clause (b) any Recapitalization Transaction), or (c) a direct or indirect sale, transfer or other disposition (other than a pledge or grant of a security interest to one or more bona fide lenders) of all or substantially all of the consolidated assets of the Company.

“Sanctioned Person” means any Person that is the target of Sanctions Laws, including (a) any Person listed in any list of designated Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control or other U.S. or non-U.S. Sanctions Authority under Sanctions Laws, (b) any Person located, organized or resident in a country or territory subject to comprehensive sanctions (as of the Closing, Cuba, Iran, North Korea, Syria, the Crimea region and the so-called Donetsk and Luhansk People’s Republics but subject to such changes as take place over time) or (c) any Person that is the target of Sanctions Laws as a result of being fifty percent (50%) or more owned or, where relevant under applicable Sanctions Laws, controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means (a) the United States and its Governmental Authorities, including the Office of Foreign Assets Control of the United States Treasury Department, the Bureau of Industry and Security within the U.S. Department of Commerce (or any successor thereto) or the U.S. Department of State (or any successor thereto), (b) the European Union and its Governmental Authorities and relevant member states, (c) the United Nations Security Council, as its resolutions and actions are implemented and enforced by relevant member states, or (d) the United Kingdom and its Governmental Authorities, including His Majesty’s Treasury (or any successor thereto).

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“SEC Restricted Securities” means all Common Shares other than (a) Common Shares, the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (b) Common Shares, with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 and the restrictive legends on such Common Shares have been removed, or (c) Common Shares, with respect to which the holder thereof shall have delivered to the Company (i) an opinion of counsel in form and substance reasonably satisfactory to the Company, delivered by counsel reasonably satisfactory to the Company, (ii) a “no-action” letter from the SEC, or (iii) such other evidence as may be reasonably satisfactory to the Company, in each case to the effect that subsequent transfers of such Common Shares may be effected without registration under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Service Recipient” means, with respect to a Management Investor, the Company or Subsidiary of the Company by which such Management Investor (or the Applicable Employee/Director with respect to such Management Investor) is, or following a Termination was most recently, principally employed or to which such Management Investor (or the Applicable Employee/Director with respect to such Management Investor) principally provides, or following a Termination was most recently principally providing, services, as applicable.

“Shelf Registration” means a Registration effected pursuant to Section 4.2.

“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a registration statement on Form S-3, on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable, and, in each case, all amendments and supplements to such registration statement, including pre- and post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Sixth Street” means Sixth Street Partners LLC.

“Sixth Street Holder” means Thalassa Investments, L.P.

“Sixth Street Investors” means the Sixth Street Holder and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.

“Specified Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable registration statement, which Holder is a Minimum 3% Holder.

“Sponsors” means Stone Point, Warburg, Reverence, Sixth Street and Bayview.

“Stone Point” means Stone Point Capital LLC.

“Stone Point Holder” means Trident Neptune Holdings LP.

“Stone Point Investors” means the Stone Point Holder and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.

“Subsidiary” means, with respect to any Person, any entity of which (a) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the Subsidiaries of that Person or a combination thereof, or (b) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one (1) or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Tagged Shares” means the Common Shares being sold by a Tagging Person in the Tag-Along Trigger Sale.

“Tax” means all federal, state, local or non-U.S. income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, social security, workers’ compensation, disability, estimated, excise, severance, environmental, capital, stamp, occupation, premium, property (real or personal), real property gains, value added, intangibles, windfall profits, alternative or add-on minimum, customs, duties or other taxes or assessments, levies, imposts, tariffs or charges in the nature of a tax imposed by any Governmental Authority, together with any interest, additions, penalties or additional amounts with respect thereto.

“Taxing Authority” means any Governmental Authority responsible for the assessment, imposition, administration or collection of any Tax.

“Termination” means, with respect to a Management Investor, the termination of such related Applicable Employee/Director’s employment or services, as applicable, with the Service Recipient.

“TIAA” means Teachers Insurance and Annuity Association of America.

“TIAA Investors” means TIAA and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.

“Transfer” means, with respect to any Common Share, any direct or indirect (but not including fund-level transfers by limited partners of a Sponsor’s private equity funds) sale, loan, exchange, assignment, pledge, hypothecation, gift or other transfer, disposition of or encumbrance of such Common Share or any legal, economic or beneficial interest in such Common Share (including any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Investor or someone other than the Investor), whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Company Shares or other securities, in cash or otherwise), in each case, whether held in its own right or by its representative, whether voluntary or involuntary or by operation of Law and whether by merger, consolidation, sale of assets, sale of equity, public offering or otherwise; provided that, notwithstanding anything to the contrary herein, none of the following shall constitute a “Transfer” for any purpose under this Agreement (collectively, “Permitted Back Leverage Transactions”): (a) the grant of any pledge, hypothecation, lien, security interest or other encumbrance on, or with respect to, any Company Shares (or any legal, economic or beneficial interest therein) by any Major Investor (or any Affiliate thereof) in connection with any Back Leverage, or the entry into, amendment, extension, refinancing or replacement of any Back Leverage or any agreements arrangements or documentation related thereto, or (b) any transfer of, or foreclosure or other realization upon, any Company Shares (or any legal, economic or beneficial interest therein) by or to any lender, counterparty, agent, custodian or other secured party (or its designee) under any Back Leverage pursuant to the exercise of remedies under, or any other enforcement of, such Back Leverage (including any sale in lieu of foreclosure, strict foreclosure, or transfer to a nominee or custodian in connection therewith, or any subsequent sale, transfer or other disposition by any such lender, counterparty, agent, custodian, secured party or designee of any Company Shares acquired in connection with such exercise of remedies or enforcement).  For the avoidance of doubt, the term “Transfer” shall include a Transfer that is described in clause (b)(x) of the definition of the term “Permitted Transfer.”  The terms “Transferred,” “Transferee,” “Transferability,” and “Transferring” shall have meanings correlative to the foregoing.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public (including by means of a block trade or “overnight” offering).

“Warburg” means Warburg Pincus LLC and its Subsidiaries.

“Warburg Holder” means WP Neptune Acquisition LLC.

“Warburg Investors” means the Warburg Holder and any of its Permitted Transferees that hold Common Shares or any rights to acquire Common Shares and have become parties to this Agreement pursuant to Section 6.6.

Section 1.2.          Definitions; Cross-References.

3% to 6% Holder	Section 4.1(a)(i)(B)
Additional Observer	Section 2.1(d)(ii)
Additional Observer Ownership Threshold	Section 2.1(d)(ii)
Appraiser	See definition of Fair Market Value, Section 1.1
Board Ownership Threshold	Section 2.1(b)
Business Combination	See definition of Sale Transaction, Section 1.1
Call Event	Section 3.4(a)
Call Exercise Date	Section 3.4(a)
Call Right	Section 3.4(a)
Call Right Notice	Section 3.4(a)
Callable Equity	Section 3.4(a)
Company	Preamble
Confidential Information	Section 2.2(a)
controlled	See definition of control, Section 1.1
controlling	See definition of control, Section 1.1
Demand Notice	Section 4.1(d)
Demand Period	Section 4.1(c)
Demand Registration	Section 4.1(a)(ii)
Demand Registration Statement	Section 4.1(a)(ii)
Demand Suspension	Section 4.1(e)
Demanding Party	Section 4.1(a)(ii)
EverBank	Recitals
First Release Date	Section 3.1(a)(i)
Full Release Date	Section 3.1(a)(iv)
Identified Persons	Section 2.3(a)
Initiating Person	Section 4.3(b)(ii)
Investor	Preamble
Investor Directors	Section 2.1(a)(v)
Investors	Preamble
Issuer Agreement	Section 3.2(a)
Issuing Person	See definition of Recapitalization Transaction, Section 1.1
Long-Form Registration	Section 4.1(a)(ii)
Merger Agreement	Recitals
Minimum 3% Holders	Section 4.1(a)(i)(B)
Minimum 6% Holder	Section 4.1(a)(i)(A)
Nomination Period	Section 2.1(a)
Non-Controlling Investor Status	Section 2.5
Observer	Section 2.1(d)(i)
Observer Ownership Threshold	Section 2.1(d)(i)
Permitted Back Leverage Transactions	See definition of Transfer, Section 1.1
Piggyback Registration	Section 4.3(a)
Prior Agreement	Recitals
Proposed Transferee	Section 3.3(a)
Public Sale	Section 4.3(a)
Register	See definition of Registration, Section 1.1
Registration Expenses	Section 4.8
Registration Request	Section 4.1(d)

Related Holder	Section 6.11(g)
Representative	Section 2.2(a)
Reverence Director	Section 2.1(a)(iii)
Selling Investor	Section 3.3(a)
Separation Agreement	Section 2.2(c)
Shelf Notice	Section 4.2(c)
Shelf Period	Section 4.2(b)
Shelf Registration Amount	Section 4.2(a)
Shelf Suspension	Section 4.2(d)
Short-Form Registration	Section 4.1(a)(ii)
Sixth Street Director	Section 2.1(a)(iv)
Stone Point Director	Section 2.1(a)(i)
Tag-Along Participation Notice	Section 3.3(b)
Tag-Along Sale Cap	Section 3.3(a)
Tag-Along Sellers	Section 3.3(a)
Tag-Along Trigger Sale	Section 3.1(c)
Tagging Persons	Section 3.3(a)
TIAA Director	Section 2.1(a)(v)
Transfer Notice	Section 3.3(a)
Transferability	See definition of Transfer, Section 1.1
Transferee	See definition of Transfer, Section 1.1
Transferred	See definition of Transfer, Section 1.1
Transferring	See definition of Transfer, Section 1.1
Warburg Director	Section 2.1(a)(ii)

Section 1.3.          General Interpretive Principles.

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of such defined terms.

(b)          (i) The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) Section, Exhibit and Schedule references are to this Agreement, in the case of each of clauses (i) and (ii) unless otherwise specified.

(c)          The term “includes” or “including” is not limiting and means “including without limitation.”  The term “extent” in the phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if.”  The term “any” shall mean “any and all” and the term “or” is used in the inclusive sense of “and/or.”

(d)          The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)          Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(f)          “Dollars” and “$” shall mean United States Dollars.

(g)          Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and shall be counted starting with the day immediately following the date from which such number of days is to be counted.  Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(h)          Unless otherwise expressly provided in this Agreement or under applicable Law, any action taken or determination made by the Board may be taken or made in the Board’s sole and absolute discretion.

Section 1.4.          Amendment and Restatement.    Effective as of and conditioned upon the Closing, this Agreement amends, restates and supersedes in its entirety the Prior Agreement.

ARTICLE II

GOVERNANCE AND ADDITIONAL AGREEMENTS

Section 2.1.          Board of Directors.

(a)           Board of Directors.  Upon the consummation of the Merger, the Company will cause the Board to be constituted as provided in Section 6.19 of the Merger Agreement.  From and after the consummation of the Merger until the fourth anniversary of the consummation of the Merger (the “Nomination Period”), and in accordance with the procedures set forth in the Restated Articles, the Second Amended and Restated Bylaws of the Company (as amended) and the provisions of this Section 2.1 (including satisfaction of the Board Ownership Threshold), the Board shall (i) include in the Company’s slate of director nominees and recommend to its shareholders that its shareholders vote in favor of electing to the Board at the Company’s annual meeting and (ii) use reasonable best efforts to have elected as a director of the Company, including that the Company shall solicit proxies for each such person to the same extent as it does for any other nominee of the Board to the Board:

(i)           one (1) Director nominated by the Stone Point Investors (the “Stone Point Director”);

(ii)          one (1) Director nominated by the Warburg Investors (the “Warburg Director”);

(iii)         one (1) Director nominated by the Reverence Investors (the “Reverence Director”);

(iv)         one (1) Director nominated by the Sixth Street Investors (the “Sixth Street Director”); and

(v)         one (1) Director nominated by the TIAA Investors (the “TIAA Director” and, together with the Stone Point Director, the Warburg Director, the Reverence Director and the Sixth Street Director, the “Investor Directors”).

(b)          Board Ownership Threshold.  During the Nomination Period, for so long as a Major Investor owns (i) a number of Common Shares that is equal to or greater than 3% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Closing for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares affecting the number of outstanding shares of the Company) (the “Board Ownership Threshold”), such Major Investor shall have the right (but not the obligation) to nominate one (1) Director, which will be such Major Investor’s Investor Director, and (ii) a number of Common Shares that is less than the Board Ownership Threshold, such Major Investor shall not have the right to nominate such Major Investor’s Investor Director.  In the event that a Major Investor no longer has the right to nominate such Major Investor’s Investor Director pursuant to this Section 2.1(b) as a result of such Major Investor reducing its ownership of Common Shares below the Board Ownership Threshold, such Major Investor’s Investor Director shall resign (with each such Investor Director to execute and deliver to the Board in connection with their appointment as an Investor Director an irrevocable resignation letter providing that he or she will resign effective on such date following such Major Investor falling below the Board Ownership Threshold that the earlier of the following occurs: (x) ten (10) Business Days following written notice from the Company to the applicable Major Investor that such Major Investor has fallen below the Board Ownership Threshold, unless such Major Investor has commenced a proceeding in respect of such determination or (y) the applicable Major Investor’s written confirmation to the Company that it has fallen below the Board Ownership Threshold).  No Major Investor shall nominate any Director or otherwise act, in each case, in a manner inconsistent with this Section 2.1.

(c)           Resignation; Removal; Vacancies.

(i)           Any Investor Director may resign at any time by delivering his or her resignation in writing or electronic transmission to the Company, to take effect at the time specified in the resignation.  The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.

(ii)          If there is a vacancy on the Board in respect of an Investor Director due to such Investor Director’s resignation, removal, death or disqualification and the relevant Major Investor has the right to nominate an individual to fill such vacancy and does so, then the Board shall promptly cause the appointment of such nominee to fill such vacancy.

(iii)         With respect to the first vacancy on the Board created as a result of a Major Investor with the right to nominate an Investor Director ceasing to own the Board Ownership Threshold, if at such time the Bayview Investors own the Board Ownership Threshold then the Company shall promptly cause the election or appointment of the Observer designated by Bayview as a Director, whereupon the Observer designated by Bayview shall be deemed to be an Investor Director for all purposes of this Agreement and the Bayview Investors shall have the nomination rights set forth in, and subject to the requirements (including ownership requirements) of, this Section 2.1.

(iv)          If at any time any Investor Director would constitute twenty-five percent (25%) or more of the Directors then serving on the Board (disregarding any vacancies that may then exist), the Company shall cause a number of vacancies to be filled in accordance with Section 5.4 of the Restated Articles (and in the event of a vacancy that a particular Major Investor has a nomination right with respect to, the applicable Major Investor shall use reasonable best efforts to fill such vacancy) as soon as reasonably practicable so as to ensure that no Investor Director constitutes twenty-five percent (25%) or more of the Directors then serving on the Board.

(d)          Board Observers.

(i)           During the Nomination Period, for so long as each Major Investor owns (i) a number of Common Shares that is equal to or greater than (A) 1.5% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Closing for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares) (the “Observer Ownership Threshold”) but under the Board Ownership Threshold or (B) the Board Ownership Threshold and such Major Investor’s Investor Director is independent and not affiliated or associated with any Major Investor, such Major Investor shall have the right (but not the obligation) to designate one (1) observer to the Board (an “Observer”), who shall have the right to be an observer to any committee of the Board, and (ii) a number of Common Shares that is less than the Observer Ownership Threshold, such Major Investor shall not have the right to designate any Observer.  Each Major Investor may replace its Observer at any time.

(ii)          During the Nomination Period, for so long as the Major Investors collectively own (i) a number of Common Shares that is equal to or greater than 15% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Closing for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares) (the “Additional Observer Ownership Threshold”), the Major Investors (acting by majority of Common Shares then held by the Major Investors) shall have the right (but not the obligation) to designate (x) one (1) observer to the Board (the “Additional Observer”) who shall have all of the rights of an Observer, including to be an observer to any committee of the Board, and (ii) a number of Common Shares that is less than the Additional Observer Ownership Threshold, the Major Investors shall not have the right to designate an Additional Observer pursuant to this Section 2.1(d)(ii).  The Major Investors (acting by majority of Common Shares then held by the Major Investors) may replace the Additional Observer at any time.

(iii)         Each Observer shall be entitled to attend any meeting of the Board or Committee in a non-voting capacity, except (i) to the extent attendance at any such meeting would reasonably be expected to jeopardize the attorney-client privilege, (ii) to the extent attendance at any such meeting would reasonably be expected to cause confidential supervisory information prepared by, on behalf of, or for the use of financial regulatory agencies having jurisdiction over the Company or any of its Subsidiaries that is not permitted to be shared under applicable Law to be shared with or disclosed to such Observer or (iii) to the extent that the Board determines in good faith that the Observer has a conflict of interest with respect to the business of such meeting that cannot be appropriately managed through the Observer’s confidentiality obligations.  Each Observer shall be entitled to receive written notice of any meeting of the Board or Committees, and any materials made available to the Board, at the same time as the Directors, except to the extent the provision of such materials would jeopardize the attorney-client privilege, to the extent the Board determines in good faith that the Observer has a conflict of interest with respect to the subject of such materials, or if such materials contain confidential supervisory information prepared by, on behalf of, or for the use of financial regulatory agencies having jurisdiction over the Company or any of its Subsidiaries that is not permitted to be shared under applicable Law, provided, in each such case of privilege, conflict of interest or confidential supervisory information, the maximum amount of information otherwise provided to the Directors that would not entail such issues shall be shared.

(e)           Expense Reimbursement.  Directors and Observers shall be reimbursed by the Company for all actual and reasonable documented out-of-pocket costs and expenses (including reasonable travel costs) incurred by them in their capacity as Directors or Observers in accordance with Company policy.

(f)           Subsidiary Boards.  Subject to any legal and regulatory requirements, each Investor Director shall be appointed to the board of directors of the Company’s bank subsidiary.

(g)          Indemnification; Insurance.  The Company shall provide customary indemnification and exculpation rights to Directors that shall be reflected in the Company organizational documents and a customary indemnification agreement.  The Company will maintain customary directors’ and officers’ insurance in an amount and with such terms and conditions as the Board determines to be reasonable. In addition, the Company shall to the fullest extent permitted by Law pay in advance all expenses in connection with any proceedings for which directors are indemnified.

(h)          Voting Commitment.  Each Major Investor covenants to the Company (and not to any other party hereto) that until the earlier of (i) the end of the Nomination Period and (ii) such time as such Major Investor ceases to own the Observer Ownership Threshold, at any annual or special meeting of shareholders of the Company with respect to the election of Directors, such Major Investor shall (A) cause all Common Shares owned by such Major Investor to be present in person or by proxy for quorum purposes and (B) solely with respect to the election of any Director that is a Legacy WaFd Director (as defined in the Bylaw amendment attached to the Merger Agreement), vote or cause to be voted all Common Shares owned by such Major Investor as recommended by the Board with respect to such Director; provided that, in any contested election involving one or more Legacy WaFd Directors, each Major Investor shall vote or cause to be voted all Common Shares owned by such Major Investor in connection therewith in proportion to the votes cast by the other shareholders of the Company who are not party to this Agreement or officers or directors of the Company.

(i)           Miscellaneous.

(i)           The right of each Major Investor to nominate Investor Directors or appoint Observers pursuant to this Section 2.1 may only be transferred by such Major Investor to an Affiliate who acquires Company Shares from the Major Investor as a Permitted Transferee but only for so long as such transferee remains an Affiliate of such Major Investor.

(ii)          For purposes of determining the Board Ownership Threshold, Observer Ownership Threshold and Additional Observer Ownership Threshold, “ownership” of Common Shares shall, with respect to a Major Investor, be measured after reduction for any net short position in Common Shares maintained by such Major Investor. For the avoidance of doubt, Company Shares pledged, hypothecated or otherwise encumbered in connection with any Back Leverage shall be deemed to be beneficially owned by the applicable Major Investor for all purposes of this Section 2.1 to the extent the lenders therein have not taken possession of the Common Shares.

Section 2.2.          Confidentiality.

(a)          Each party hereto agrees that it shall keep confidential, and shall not disclose to any third Person or use for its own benefit (other than in connection with managing its investment in the Company and its Subsidiaries or exercising or enforcing its rights under this Agreement or any other agreement entered into with the Company or any of its Subsidiaries , without prior approval of the Board, any non-public information with respect to the Company, its Subsidiaries and any Person in which the Company holds, or contemplates acquiring, an investment (the “Confidential Information”) that is in such party’s possession on the date hereof or disclosed after the date of this Agreement to such party by or on behalf of the Company or its Subsidiaries; provided that such party may disclose any Confidential Information (i) as has become generally available to the public, was or has come into such Person’s possession on a non-confidential basis, to such Person’s knowledge, without a breach of any confidentiality obligations by the Person disclosing such information, or has been independently developed by such Person, without the use of Confidential Information, (ii) to its Affiliates and its and their respective directors, managers, officers, representatives, agents and employees and professional advisers (each, a “Representative”) who need to know such information and are directed to keep such information confidential in accordance with this Section 2.2, (iii) in the case of the Major Investors, to (A) their respective investors, limited partners or members and their respective Representatives (and, to the extent required for any such investor’s limited partner’s or member’s internal reporting obligations, Affiliates of such investor, limited partner or member) and (B) any Person who has expressed a bona fide interest in becoming an investor, limited partner or member in such Major Investor or any investment fund affiliated with such Major Investor, subject to customary confidentiality obligations to the applicable Major Investor or its Affiliates, (iv) to the extent necessary in order to comply with any Law applicable to such party or its Affiliates, or to a regulatory agency or other Governmental Authority with applicable jurisdiction  (in the case of disclosure to a regulatory agency or other Governmental Authority with supervisory jurisdiction over such party or its Affiliates in the course of a routine examination, without the prior consent of or notice to the Company), (v) with respect to a natural person, to such person’s (x) spouse and (y) attorneys, tax advisors and financial advisors who have a need to know such information for monitoring or reporting such person’s investments in the Company or for complying with such person’s obligations or enforcing such person’s rights under this Agreement; provided, in the case of both clause (x) and (y), the recipient agrees to keep such information confidential in accordance with the terms of this Section 2.2, (vi) as may be necessary in response to any summons or subpoena or in connection with any action, litigation, proceeding, investigation or arbitration, it being agreed that, unless such information has been generally available to the public, if such Confidential Information is being requested pursuant to a summons or subpoena or a discovery request in connection with any action, litigation, proceeding, investigation or arbitration, or is being provided to comply with applicable Law that is specifically targeted at the Confidential Information, then (x) the party shall, to the extent permitted by applicable Law and reasonably practicable under the circumstances, give the Company notice of such request and shall, if requested by the Company, reasonably cooperate with the Company at the Company’s sole cost and expense so that the Company may, in its discretion, seek a protective order or other appropriate remedy, if available, and (y) in the event that such protective order is not obtained (or sought by the Company after notice), such party (1) shall furnish only that portion of the Confidential Information which, in accordance with the advice of counsel, is legally required or necessary to be furnished and (2) will exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (vii) in the case of any Major Investor, to any lender, counterparty, agent, custodian, collateral agent or other secured party (or their respective Representatives) in connection with any Back Leverage, subject to the execution by such recipient of a customary confidentiality agreement (which may take the form of customary confidentiality provisions in the applicable Back Leverage documentation).  If any party (or any of its Representatives) discloses Confidential Information to any Person pursuant to clause (ii), (iii), (vi) or (vii) then such party shall be responsible for any breach of this Section 2.2 by such Person as if such Person were bound by this Section 2.2, in each case, unless such Person has entered into a customary confidentiality agreement with the Company. A Management Investor may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, a Management Investor who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits a Management Investor from disclosing or discussing conduct Management Investor reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy, or the existence of a settlement involving any such event or conduct.

(b)          The Company grants permission to the Major Investors to use the name and logo of the Company and any of its Subsidiaries, following the Closing, in ordinary course marketing materials used by the Sponsors and the Major Investors.  Such Sponsor or Major Investor shall include a trademark attribution notice giving notice of the Company’s or its Subsidiaries’ ownership of their trademarks in any marketing materials in which the Company’s or any of its Subsidiaries’ name and logo appear.

(c)          The Company, on behalf of itself and its Subsidiaries, and each other party hereto agrees that it will not, without the prior written consent of the applicable Major Investor and except as expressly permitted under the Separation Agreement, dated as of November 2, 2022, and amended as of July 31, 2023 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Separation Agreement”), by and among TIAA, the Company, TIAA, FSB and, solely for the purposes identified therein, the persons listed on Schedule I thereto, in each instance, (i) use in advertising, publicity or otherwise the name of such Major Investor, Affiliate of such Major Investor or any partner or employee of such Major Investor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Major Investor, or Affiliate thereof, or (ii) represent, directly or indirectly, that any product or any service provided by the Company or its Subsidiaries has been approved or endorsed by such Major Investor or any of its Affiliates. The Company further agrees that it shall obtain the written consent from the applicable Major Investor prior to the Company’s or any of its Subsidiaries’ issuance of any public statement regarding such Major Investor or any of its Affiliates; provided that this sentence shall not prevent the Company from making disclosures required by Law or stock exchange rules.

Section 2.3.          Freedom to Pursue Opportunities.

(a)          Subject to any written agreement, including Restrictive Covenants or agreements imposing fiduciary duties on any Person and its respective Affiliates and without limiting the confidentiality obligations contained herein:  (i) each of (A) the Major Investors, (B) the Major Investors’ respective associated funds and portfolio companies, (C) the Investor Directors, (D) the other employees and representatives of the Major Investors or their respective associated funds, managers, portfolio companies and Affiliates and (E) Observers (each of the parties identified in the foregoing clauses (A) through (E), together with their Affiliates, the “Identified Persons”) has the right to, and shall have no fiduciary duty or other duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, including any business activities or lines of business in competition with the Company or any of its Subsidiaries; (ii) none of the Company or any of its Subsidiaries shall have any rights in or to the business ventures of any of the Identified Persons, or the income or profits derived therefrom; (iii) the Identified Persons may do business with any potential or actual customer, supplier or other actual or potential business partner or counterparty of the Company or any of its Subsidiaries; and (iv) in the event that any of the Identified Persons acquires knowledge of a potential transaction or matter that may be an opportunity for the Company or any of its Subsidiaries (except if such Identified Person is presented such potential transaction or opportunity solely and expressly in his or her capacity as Director), such Person with knowledge of such opportunity shall have no fiduciary duty or other duty (contractual or otherwise) to communicate or present such opportunity to the Board, the Company, any of the Company’s Subsidiaries or the Company’s or its Subsidiaries’ respective Affiliates, as the case may be, and, notwithstanding anything to the contrary herein, shall not be liable to the Company or any of its Subsidiaries (or its or their respective Affiliates) for breach of any fiduciary duty or other duty (contractual or otherwise) by reason of the fact that such Person directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Board, the Company or any of the Company’s Subsidiaries (or any of its or their respective Affiliates).  To the fullest extent permitted by Law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Subsidiaries.  Subject to any written agreement, including Restrictive Covenants or agreements imposing fiduciary duties on any Person and its respective Affiliates, each of the Identified Persons will not be prohibited by virtue of its investment in the Company or participation on the Board from pursuing and engaging in any business ventures or arrangements, including any business ventures or arrangements that are or may be competitive with the Company or its Subsidiaries.

(b)          Each Identified Person shall be an express third-party beneficiary of the provisions set forth in Section 2.3.  Any amendments, modifications or waivers of the matters set forth in this Section 2.3 in a manner adverse to any Major Investor shall require the prior written consent of such Major Investor.

(c)          Each Investor agrees and acknowledges that the Company shall not be required to (or cause its Subsidiaries to) take any action, omit to take any action or agree to take or omit to take any action in connection with any antitrust or other regulatory risk investigation, approval or clearance arising out of an Investor’s or any of its Affiliate’s investment in any other Person.

Section 2.4.          Non-Solicitation; Non-Hire.

(a)          Subject to Section 2.4(b), no Investor (or any of its controlled Affiliates) shall, directly or indirectly, solicit for employment or employ employees of the Company or any of its Subsidiaries who has the title of Managing Director (or equivalent role) or higher during such time as such individual is employed by the Company or any of its Subsidiaries; provided that any Investor (or any of its controlled Affiliates) may (i) solicit and/or hire any former employee of the Company or any of its Subsidiaries who (A) has had his or her employment terminated by the Company or such Subsidiary prior to commencement of employment discussions between such Investor (or any of its controlled Affiliates) and such individual or (B) resigned from the Company or its Subsidiary, as applicable, at least six (6) months prior to such solicitation or hiring and (ii) make general solicitations (including through a headhunter or search firm) not targeted at such employees and hire any individuals that respond to such general solicitations.

(b)          The provisions of this Section 2.4 applicable to any Sponsor shall apply to any portfolio company of such Sponsor to the extent (and only to the extent) that any solicitation or hiring by the portfolio company was done at the direction of the private equity business of such Sponsor or was based upon Confidential Information provided by the private equity business of such Sponsor to a representative of such portfolio company.

Section 2.5.          Maintenance of Non-Controlling Investor Status.  If the Company takes any action that would or would reasonably be expected to result in any Major Investor being deemed or presumed to have “control” of or a “controlling influence” over the Company (which such terms shall have the meanings ascribed to them in the CIBCA, the BHC Act or the rules, regulations, applications and reporting forms promulgated thereunder by the Federal Reserve), the Company shall notify such Major Investor and engage in good faith efforts to restructure such Major Investor’s ownership such that such Major Investor is not deemed or presumed to have control of or a controlling influence over the Company (“Non-Controlling Investor Status”).  If, within ten (10) Business Days of providing such notice, the Company and such Major Investor do not agree to a restructuring of such Major Investor’s ownership such that such Major Investor is not deemed or presumed to have control of or a controlling influence over the Company, such Major Investor may elect to offer the Company the right, at the Company’s discretion, to buy back such portion of such Major Investor’s Company Shares as is necessary to ensure such Major Investor’s Non-Controlling Investor Status at a price per Company Share equal to such Company Shares’ Fair Market Value.  If the Major Investor offers the Company such right and the Company does not elect to purchase such portion of such Major Investor’s Company Shares as is necessary to ensure such Major Investor’s Non-Controlling Investor Status, then notwithstanding the restrictions set forth in Section 3.1(a), such Investor may Transfer its Company Shares, in whole or in part, to a third party; provided that, in each case (i) the applicable transferee is not a Competitor, a Sanctioned Person or other Person that would (based on the advice of counsel to the Company after consideration of any mitigating measures) pose material regulatory risks to the Company, (ii) such Transfer does not result in any default under indebtedness of the Company or any of its Subsidiaries and (iii) such Transfer would not reasonably be expected to result in the transferee being deemed or presumed to have “control” of or a “controlling influence” over the Company (which such terms shall have the meanings ascribed to them in the CIBCA, the BHC Act or the rules, regulations, applications and reporting forms promulgated thereunder by the Federal Reserve).

Section 2.6.          Withholding.  Except to the extent otherwise required by Law, the Company shall withhold or not withhold Taxes from any payments to be made to an Investor by the Company on the basis of, and in accordance with, any properly completed and valid Tax forms that are timely provided to the Company by such Investor and on which the Company is entitled to rely under applicable Tax Law.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1.          General Restrictions on Transfers.

(a)          Each Investor agrees with the Company that such Investor may not Transfer any Common Shares owned as of the date of the consummation of the Merger or any legal, economic or beneficial interest in any such Common Shares (in each case, whether held in its own right or by its representative and whether voluntary or involuntary or by operation of Law) except for Permitted Transfers; provided that the Transfer restrictions shall be released as follows (with any waiver by the Company of the following releases from Transfer restrictions shall be offered pro rata to all Investors and shall be approved by the Board with all Directors nominated by Investors Transferring Common Shares in the applicable transaction recusing themselves):

(i)           following the date that is thirty (30) days after the consummation of the Merger (the “First Release Date”), the Transfer restrictions set forth in this Section 3.1(a) shall cease to apply to 10% of such Common Shares held by each Investor;

(ii)          following the date that is ninety (90) days after the consummation of the Merger, the Transfer restrictions set forth in this Section 3.1(a) shall cease to apply to an additional 10% of such Common Shares held by each Investor;

(iii)         following the date that is one hundred and eighty (180) days after the consummation of the Merger, the Transfer restrictions set forth in this Section 3.1(a) shall cease to apply to an additional 40% of such Common Shares held by each Investor; and

(iv)         following the twelve (12) month anniversary of the consummation of the Merger (the “Full Release Date”), the Transfer restrictions set forth in this Section 3.1(a) shall cease to apply to all Common Shares held by each Investor.

For the avoidance of doubt, nothing in this Agreement, including this Section 3.1(a), shall limit, restrict, impose any requirement to obtain any consent or waiver from any party or body for any Permitted Back Leverage Transaction (including the initial incurrence thereof prior to, contemporaneously with or following the consummation of the Merger and the incurrence and maintenance thereof at any time thereafter), nor shall any Permitted Back Leverage Transaction be subject to any tag-along right or joinder requirement hereunder.

(b)          Notwithstanding anything to the contrary herein, from the date hereof through July 1, 2030, each Management Investor agrees with the Company not to Transfer (on a cumulative basis, including all Transfers since the Prior Agreement Date), without the prior written consent of the Company, an amount of Common Shares that represents a greater proportion of either such Management Investor’s Common Shares owned as of the Prior Agreement Date or such Management Investor’s Company Options or Common Shares received upon exercise of Company Options than the proportion of the Common Shares held by all of the Major Investors other than the TIAA Investors as of Prior Agreement Date that have been Transferred to unaffiliated third parties by the Major Investors other than the TIAA Investors holding such Common Shares (measured on a cumulative basis since the Prior Agreement Date).  For purposes of this Section 3.1(b), “Management Investor” will not include (x) any non-employee director whose service to the Company does not continue following the consummation of the Merger or (y) any Management Investor who is not (and was not previously intended to be) bound by this Section 3.1(b) pursuant to any award agreement under the Equity Incentive Plan.

(c)          Following the First Release Date and until the Full Release Date, to the extent Transfers of Common Shares are permitted under Section 3.1(a), such Transfers of Common Shares may be effected (i) in registered public offerings (including block trades and “overnight” transactions), (ii) in sales pursuant to Rule 144 or Regulation S under the Securities Act (or an equivalent exemption to the foregoing under applicable securities Laws), (iii) in distributions to fund partners, (iv) to Affiliates (provided that such transferee remains an Affiliate following the Transfer) and (v) in other sales for value that are exempt from Registration pursuant to any rule or regulation adopted by the SEC (any sale of the type described in this clause (v) that is a Section “4(1 ½)” resale or resale under Section 4(a)(7) under the Securities Act, a “Tag-Along Trigger Sale”); provided that, except, in each case, with the approval of a majority of the Board (with all Directors nominated by Investors Transferring Common Shares in the applicable transaction recusing themselves), each Investor agrees with the Company that no disposition shall (A) knowingly be made (after reasonable inquiry in the event of a private sale) to any Person who, together with its Affiliates, would beneficially own ten percent (10%) or more of the Common Shares (to the knowledge of the Transferor), (B) knowingly be made (after reasonable inquiry in the event of a private sale) to a Person that is a Competitor or an Activist Investor (other than to an underwriter or similar financial institution acting in its capacity as an intermediary facilitating a Transfer to a third party that is not specifically directed to any such Person), or (C) be made if such transfer would result in any default under indebtedness of the Company or any of its Subsidiaries.

(d)          Any purported Transfer of Common Shares or any interest in any Common Shares other than in accordance with this Agreement and applicable Law by any holder of Common Shares, Sponsor, Investor or any other Person shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Common Shares or pursuant to any such Transfer.

(e)          Each holder of Common Shares acknowledges that the SEC Restricted Securities have not been registered under the Securities Act and may not be Transferred, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act.  Each Investor agrees with the Company that it, he or she will not Transfer any SEC Restricted Securities at any time if such action would constitute a violation of any securities Laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of SEC Restricted Securities under any such Laws or a breach of any undertaking or agreement of such Investor entered into pursuant to such Laws or in connection with obtaining an exemption thereunder.  Each Investor agrees with the Company that any SEC Restricted Securities to be held by it, him or her, or issued in connection with a Transfer pursuant to this Agreement, in each case that are represented by certificates, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.  IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE SHAREHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 6, 2026, BY AND AMONG THE COMPANY AND THE OTHER PARTIES THERETO AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD, EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS.  A COPY OF SUCH SHAREHOLDERS AGREEMENT IS ON FILE WITH THE COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.

(f)           No party hereto shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Common Shares or enter into any agreements or arrangements of either kind with any Person with respect to any Common Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Investors or holders of Common Shares who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Common Shares, nor shall any Investor act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any Common Shares in any manner which is inconsistent with the provisions of this Agreement.

(g)          Subject to Article III, if any holder of Company Shares seeks to effectuate a distribution in kind of all or part of its Company Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such holder of Company Shares, such equityholders and the Company’s transfer agent to facilitate such distribution in kind in the manner reasonably requested by such holder of Company Shares (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).

(h)          The Company shall remove any restrictive legends on any Company Shares held by any Investor promptly upon request by such Investor if such legend is not, in the reasonable determination of the Company upon the advice of legal counsel, required to comply with applicable securities laws; provided that the Company may require customary documentation evidencing the propriety of removal prior to any such removal other than in connection with a transfer made pursuant to an effective registration statement.

Section 3.2.          Back Leverage Cooperation.

(a)          If requested by any Major Investor, the Company will provide the following cooperation in connection with the Major Investor obtaining any Back Leverage:  (a) entering into a customary issuer agreement (an “Issuer Agreement”) with each lender or counterparty providing such Back Leverage in such form as may be reasonably acceptable to the Company, (b) if so requested in writing by such lender or counterparty, as applicable, re-registering any pledged Company Shares, in the name of the relevant lender, counterparty, custodian or similar party to a Back Leverage, in certificated or restricted book-entry form on the books and records of the Company’s transfer agent, in each case, subject to appropriate transfer restrictions and related restrictive legends, (c) entering into customary triparty agreements reasonably acceptable to the Company with each lender or counterparty and the Major Investor relating to the delivery of the relevant Company Shares, in certificated or restricted book-entry form on the books and records of the Company’s transfer agent, subject to appropriate transfer restrictions and related restrictive legends, to the relevant lender or counterparty for crediting to the relevant collateral accounts upon funding of any Back Leverage and payment of the purchase price, (d) if so requested by the Major Investor in writing, including exceptions to any underwriters’ lock-up to allow incurrence or maintenance of the Back Leverage and exercise of remedies thereunder (which lock-up may require that the transferee in connection with the exercise of such remedies execute a similar lock-up in connection with any such transfer), (e) delivering, or causing the Company's counsel to deliver, customary legal opinions to the applicable lenders or counterparties in connection with the Back Leverage upon the reasonable request of such Major Investor and/or (f) such other cooperation and assistance in connection with such Back Leverage as the Major Investor or such lender or counterparty reasonably requests in writing. Upon request by any Major Investor, the Company and the Major Investor shall consider in good faith any amendments to this Agreement or the Certificate of Designation proposed by such lender or counterparty as necessary to facilitate the consummation of the Back Leverage, and the Company and the Major Investor shall consent to any such amendment that is not adverse in any material respect to the interests of the Company or the Major Investor, as applicable (as determined in good faith by the Company or the Major Investor, as applicable). Notwithstanding any provision herein to the contrary, any cooperation in furtherance of this Section 3.2 shall occur during normal business hours and in a manner so as not to interfere with normal business operations of the Company; provided that, with respect to any exercise of remedies under a Back Leverage, the Company shall provide such cooperation as promptly as reasonably practicable regardless of whether such request is made during normal business hours.

(b)          The Major Investors acknowledge and agree that, other than the delivery of customary legal opinions pursuant to clause (e) of Section 3.2(a), nothing in this Section 3.2 shall require the Company to facilitate due diligence or deliver any information beyond information or other materials that are reasonably obtainable by the Company or consistent with the scope of information that the Company is required to disclose under the Securities Act or the Exchange Act and are reasonably necessary in connection with obtaining any Back Leverage. The Major Investors acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Major Investor under this Agreement, the Major Investor shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

(c)          Each Major Investor, as applicable, shall reimburse the Company for the Company’s reasonable and documented out-of-pocket costs and expenses, not to exceed $150,000, incurred in connection with actions requested by such Major Investor pursuant to this Section 3.2.

Section 3.3.          Tag-Along Rights.

(a)          In the case of any Tag-Along Trigger Sale (other than any Permitted Back Leverage Transaction, which shall be excluded from the provisions in this Section 3.3), the Investor (in such capacity, the “Selling Investor”) proposing to Transfer Common Shares shall give the Major Investors written notice (the “Transfer Notice”) (which such notice shall be given at least twenty (20) days prior to such Tag-Along Trigger Sale), specifying in reasonable detail the identity of the prospective Transferee(s) (the “Proposed Transferee”), the number of Common Shares to be Transferred and the material terms and conditions (including the proposed purchase price per Common Share) of the Transfer (including any related transaction documents available at the time the Transfer Notice is given) and including an invitation to each Major Investor to elect (Major Investors who make such an election being “Tagging Persons,” and, together with the Selling Investors and all other Persons who otherwise are Transferring, the “Tag-Along Sellers”) to include Common Shares held by such Tagging Person in the Tag-Along Trigger Sale (not in any event to exceed such Tagging Person’s Tag-Along Sale Cap).  For any Tagging Person, such Tagging Person’s “Tag-Along Sale Cap” is the product of (i) a fraction, the numerator of which is the number of Common Shares proposed to be Transferred in such Tag-Along Trigger Sale by the Selling Investor and the denominator of which is the total number of Common Shares beneficially owned by the Selling Investor and (ii) the total number of Common Shares beneficially owned by such Tagging Person.

(b)          Upon delivery of a Transfer Notice, each Major Investor may elect to sell Tagged Shares at the same price per Common Share as the Selling Investor is Transferring its Common Shares and otherwise on equivalent terms and conditions as the Selling Investor as set forth in the Transfer Notice by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Selling Investor within ten (10) Business Days of the date of the Transfer Notice, indicating its, his or her election to sell the number and type of Common Shares specified by such Major Investor in such Tag-Along Participation Notice (such specified number not in any event to exceed the Tag-Along Sale Cap for such Major Investor).  Following such ten (10)-Business Day period, each Tagging Person that has delivered a Tag-Along Participation Notice shall be entitled to sell to such Proposed Transferee on the terms and conditions set forth in the Transfer Notice and this Section 3.3, concurrently with the Selling Investor and the other Tag-Along Sellers, the number of Common Shares validly set forth in its Tag-Along Participation Notice, subject to the cutbacks specified above and in Section 3.3(g).  If a Tagging Person does not timely deliver a Tag-Along Participation Notice, its tag-along rights will be deemed waived in regard to such Tag-Along Trigger Sale (but not in connection with any other Tag-Along Trigger Sale) and the Selling Investor may Transfer the applicable Common Shares at a price no higher than, and on other terms no more favorable to the Selling Investors than as set forth in the Transfer Notice.

(c)          In order to be entitled to exercise its, his or her right to sell Common Shares in a Tag-Along Trigger Sale pursuant to this Section 3.3, each Tagging Person must agree to make to the Proposed Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Investor agrees to make in connection with the Tag-Along Trigger Sale, including agreeing to customary confidentiality and other similar provisions and further assurance covenants; provided that (i) each Tagging Person (A) shall not be required to make any representations or warranties except customary representations and warranties as to such Tagging Person’s own existence, capacity, authority, solvency, enforceability, title to the Common Shares being transferred in the Tag-Along Trigger Sale, absence of conflicts, required approvals in connection with such Tag-Along Trigger Sale and absence of brokers, on a several and not joint basis (in accordance with such Tagging Person’s pro rata ownership in the Company) and (B) shall not be required to agree to a release, except with respect to its prior ownership of the Company; and (ii) no Sponsor or Major Investor shall be required to (A) agree to any representations, warranties, covenants, indemnities and agreements that would disproportionately adversely affect such Sponsor or Major Investor (it being understood that any non-competition, non-interference or customer or client non-solicitation covenant would be deemed to disproportionately adversely affect a given Sponsor or Major Investor), or (B) agree to any obligation other than those being agreed to by the Selling Investor in connection with the consummation of a Tag-Along Trigger Sale, provided that such Major Investor is not disproportionately adversely affected.  The sole avenue of recourse for a Proposed Transferee in a Tag-Along Trigger Sale shall be through an indemnification escrow, without any right to pursue a claim against any Tag-Along Seller directly, except for claims arising from such Tag-Along Seller’s fraud.  Notwithstanding the foregoing, no Tag-Along Seller will be required to bear more than its pro rata portion of any escrows, holdbacks, adjustments or indemnification obligations (based on consideration received in such Tag-Along Trigger Sale) except for any breaches of such Tag-Along Seller’s representations, warranties or covenants and no Tag-Along Seller will be liable for an amount in excess of the consideration received by such Tag-Along Seller (taking into account amounts in escrow) or for breaches of another Tag-Along Seller.

(d)          All costs and expenses relating to the Transfer of Common Shares in a Tag-Along Trigger Sale to the extent benefiting all Tagging Persons (excluding any costs or expenses incurred by any Management Investors in connection with negotiating or entering into new employment, equity or similar arrangements with the Proposed Transferee) shall be borne on a pro rata basis by all Tag-Along Sellers proportional to the proceeds to be received by such Tag-Along Seller.

(e)          Subject to Section 3.3(c), in connection with each Tag-Along Trigger Sale, each Tagging Person shall take or cause to be taken all such actions as the Selling Investor reasonably requests in order to consummate expeditiously such Tag-Along Trigger Sale pursuant to this Section 3.3, including (i) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, (ii) filing applications, reports, returns, filings and other documents or instruments with Governmental Authorities and (iii) otherwise reasonably cooperating with the Selling Investor and the Proposed Transferee.

(f)           Notwithstanding the delivery of any Transfer Notice, all determinations as to whether to complete any Tag-Along Trigger Sale and as to the timing, manner, price and other terms and conditions of any such Tag-Along Trigger Sale shall be at the sole discretion of the Selling Investor (provided that if there shall be any material change in any of the foregoing after the Transfer Notice is delivered (it being understood that any change in price would be deemed to be a material change after the Transfer Notice is delivered), then the Selling Investor must deliver a new Transfer Notice and the procedures set forth in this Section 3.3 must once again be complied with as if it were a new proposed Tag-Along Trigger Sale), and the Selling Investor and its Affiliates shall have no liability to any other party hereto arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment, termination or terms and conditions of any proposed Tag-Along Trigger Sale, except to the extent such Selling Investor failed to comply with the provisions of this Section 3.3.

(g)          If the Proposed Transferee elects to purchase less than all of the Common Shares sought to be Transferred by the Tag-Along Sellers, the number of Common Shares to be Transferred to such Proposed Transferee by each of the Tag-Along Sellers shall be proportionately reduced so that each of the Selling Investor and the Tagging Persons are entitled to sell their pro rata portion (based on the number of Common Shares each holds) of the number of Common Shares the Proposed Transferee elects to have Transferred to it; provided that if this would require a Tag-Along Seller to sell more Common Shares than it has elected to sell pursuant to its Tag-Along Participation Notice, the right to sell such excess Common Shares will be reallocated among the Tag-Along Sellers in accordance with the foregoing and this process shall be repeated until the right to sell all Common Shares that the Proposed Transferee elects to purchase have been allocated.  No Selling Investor will sell any Common Shares to the Proposed Transferee unless the Proposed Transferee purchases all Common Shares it is to purchase from Tagging Persons in accordance with this Section 3.3.

(h)          A Tagging Person shall receive the same pro rata consideration as the Selling Investor with respect to both the form and amount of consideration (including if the transaction involves an election as to the form of consideration, the ability to make such an election) for the Tagged Shares being sold by the Tagging Person, and the other terms and conditions of a Tagging Person’s Transfer will be no less favorable than those that apply to the Selling Investor.

(i)           If the closing of the Tag-Along Trigger Sale to the Proposed Transferee (whether or not a Major Investor has exercised its rights under this Section 3.3) shall not have been completed within two hundred seventy (270) days after the date of the delivery of the Transfer Notice, the provisions of this Section 3.3 shall again be required to be satisfied as if no Transfer Notice had been given with respect thereto.

Section 3.4.          Call Rights.

(a)          Each Management Investor agrees that, so long as any Major Investor owns any Common Shares, the Company will have the right, but not the obligation, to purchase (the “Call Right”) all, or a portion of, the Company Shares beneficially owned, directly or indirectly, by such Management Investor as a result of the exercise of a Company Option (the “Callable Equity”) following the occurrence of a Termination while any Restrictive Covenant as to non-solicitation of employees or customers or non-competition is in effect or a breach of any Restrictive Covenant (a “Call Event”), as provided in this Section 3.4.  Upon a Call Event, the Company may exercise the Call Right with respect to all or any portion of the Callable Equity by one or more written notices (each, a “Call Right Notice”) delivered to the Management Investor at any time following the date of the occurrence of such Call Event (the date such notice is given being the “Call Exercise Date”).  Upon the giving of a Call Right Notice, the Company will be obligated to purchase and the applicable Management Investor shall be obligated to sell all (or any lesser portion indicated in the Call Right Notice) of the Callable Equity for the consideration calculated as set forth below; provided that, solely to the extent required for the applicable Company Option to be accounted for as an equity award under ASC Topic 718, the Call Right shall not be exercisable until the day immediately following the six (6)-month anniversary of the date on which the applicable Company Option became vested.

(b)          Upon the exercise of the Call Right, the applicable Management Investor shall cease to have any rights with respect to the Callable Equity.  The purchase price for the Callable Equity for which the Company has exercised its Call Right shall be the fair market value of such Callable Equity as determined by the Board in good faith using a reasonable valuation methodology consistently applied; provided that, if in the event of a Termination for Cause or a breach of the Restrictive Covenants by the Applicable Employee/Director, the purchase price shall be the lesser of (i) fair market value, as so determined, and (ii) (A) the aggregate exercise price paid by such Applicable Employee/Director to acquire such Callable Equity minus (B) any dividends paid or payable to such Applicable Employee/Director since the date of exercise.

(c)          The purchase price for the Callable Equity will be paid to the applicable Management Investor in cash, by cashier’s check or by wire transfer of funds; provided that, if such cash repurchase is limited by the Company’s financing documents or applicable Law, the repurchase price may be paid by a promissory note with a market rate of interest, with such promissory note to be repaid as soon as permitted under the Company’s financing documents or applicable Law.  The Management Investor will cause the Callable Equity to be delivered to the Company at the closing free and clear of all liens, claims, charges or encumbrances of any kind, other than those which continue to apply pursuant to the terms of this Agreement, the Equity Incentive Plan or the applicable award agreement.

(d)          In addition to the provisions set forth in this Section 3.4, the Company shall have the right to purchase, from time to time, all or a portion of the Callable Equity owned by any Management Investor or any of his or her Permitted Transferees to the extent set forth in the Equity Incentive Plan, any Individual Agreement or other agreement pursuant to which the applicable Company Options were granted or issued, in each case upon the terms and subject to the conditions set forth in such agreement.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1.          Demand Registration.

(a)          Demand by Investors.

(i)           From and after the First Release Date:

(A)         each Major Investor or a Transferee thereof (so long as such Major Investor or Transferee, as applicable, beneficially owns 6% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Merger for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares)) (each, a “Minimum 6% Holder”) may make a written request, individually or as a group of no less than two Minimum 6% Holders, as the case may be, to the Company, and the Company shall, subject to the terms contained in this Article IV, be required to undertake up to but in no event more than three (3) Registrations (each of which may be a shelf registration as contemplated by Section 4.2) of Registrable Securities of each such Minimum 6% Holder; provided that, in the case of a written request delivered by a group of no less than two Minimum 6% Holders, such participating Minimum 6% Holders may elect that such Demand Registration shall only be counted against the remaining Registration(s) available to one of the participating Minimum 6% Holders mutually selected by the participating Minimum 6% Holders and identified in such written request; provided, further, however, each Registration must involve a request for an offering with estimated net proceeds (assuming a reasonable market and underwriting discount) of at least fifty million dollars ($50,000,000) of Registrable Securities of the Minimum 6% Holder or a group of no less than two Minimum 6% Holders, as the case may be; and

(B)         each Investor (so long as such Investor beneficially owns 3% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares)) (each, a “3% to 6% Holder,” and, together with the Minimum 6% Holders, “Minimum 3% Holders”) may make a written request, individually or as a group of no less than two Minimum 3% Holders, as the case may be, to the Company to, and the Company shall, subject to the terms contained in this Article IV, be required to undertake up to but in no event more than one (1) Registration (which may be a shelf registration as contemplated by Section 4.2) of Registrable Securities of each such 3% to 6% Holder (for the avoidance of doubt, the aggregate number of Registrations available to any participating Minimum 6% Holder in such group shall be governed by Section 4.1(a)(i)(A)); provided that, in the case of a written request delivered by a group of no less than two Minimum 3% Holders, such participating Minimum 3% Holders may elect that such Demand Registration shall only be counted against the remaining Registration(s) available to one of the participating Minimum 3% Holders mutually selected by the participating Minimum 3% Holders and identified in such written request; provided, further, however, such Registration must involve a request for an offering with estimated net proceeds (assuming a reasonable market and underwriting discount) of at least fifty million dollars ($50,000,000) of Registrable Securities of the Minimum 3% Holder or a group of no less than two Minimum 3% Holders, as the case may be.

(C)         For purposes of this Section 4.1 and solely with respect to the Preferred Shares, the Investor holding Preferred Shares as of the date hereof shall each be deemed to be a Minimum 3% Holder with respect to such Preferred Shares regardless of such Investor’s ownership of Common Shares.

(ii)          Any Minimum 3% Holder requesting a Registration pursuant to Section 4.1(a)(i) shall hereinafter be referred to as a “Demanding Party.”  Any such requested Registration shall be (A) on Form S-1 or any similar long-form registration statement (a “Long-Form Registration”) or (B) on Form S-3 or any similar short-form registration statement (a “Short-Form Registration”) if the Company is qualified to use such short form.  Any such Long-Form Registration or Short-Form Registration (including a Shelf Registration) shall hereinafter be referred to as a “Demand Registration.”  Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof.  Within (I) forty-five (45) days in the case of a request for a Long-Form Registration or (II) fifteen (15) days in the case of a request for a Short-Form Registration, the Company shall file a registration statement relating to such Demand Registration (a “Demand Registration Statement”), and shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under the Securities Act and the “Blue Sky” Laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b)          Demand Withdrawal.  Any Minimum 3% Holder may withdraw all or any portion of its Registrable Securities from a Demand Registration at any time prior to (i) the effectiveness of the applicable Demand Registration Statement, or (ii) in the case of an Demand Registration Statement that relates to an Underwritten Offering, the execution of an underwriting agreement with respect to any such Underwritten Offering, in the case of each of clause (i) or (ii), by delivering written notice to the Company of such Minimum 3% Holder’s request to withdraw all or any portion of its Registrable Securities.  If any Minimum 3% Holder withdraws all of its Registrable Securities included in the Registration Request, such withdrawn Registration Request shall not count as one of the applicable Minimum 3% Holder’s Demand Registrations.

(c)          Effective Registration.  The Company shall be deemed to have effected a Demand Registration if the Demand Registration Statement has become effective and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn, or such longer period extended to any Demand Suspension on the use of such Demand Registration Statement), or if such Demand Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by Law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).  No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting or similar agreement, if any, entered into in connection with such Demand Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting or similar agreement by the Demanding Party.  The Company shall use its reasonable best efforts to keep any Demand Registration Statement filed in response to a Registration Request effective for as long as is necessary for the Demanding Party to dispose of the covered securities.

(d)          Demand Notice.  Promptly upon receipt of any request for a Demand Registration pursuant to Section 4.1(a) (a “Registration Request”) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Notice”) of any such Registration Request to the other Holders, which such notice shall offer the Holders the opportunity to Register under the Demand Registration Statement for such Demand Registration such number of Registrable Securities as each such Holder may request in writing.  The Company shall include in such Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date that the Demand Notice has been received.  All requests made pursuant to this Section 4.1(d) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities.  At any time prior to the Registration, the Demanding Party(ies) may revoke such request, without liability to any of the other Demanding Party(ies), by providing a notice to the Company revoking such request and such withdrawn Registration Request shall not count as one of the applicable Demanding Party’s Demand Registrations.

(e)          Delay in Filing; Suspension of Registration.  If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension (i) for a period exceeding twenty (20) Business Days on any one (1) occasion or (ii) on more than two (2) occasions in any twelve (12)-month period; provided, further, that the Company shall not be permitted to exercise a Demand Suspension unless all Holders are suspended from use of the Demand Registration Statement and the use of all other effective registration statements of the Company are suspended, and no other registration statement is filed during such Demand Suspension.  In the case of a Demand Suspension, the Holders with Registrable Securities covered by such Demand Registration Statement agree to suspend use of the applicable prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify such Holders upon the termination of any Demand Suspension, amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to such Holders such numbers of copies of the prospectus as so amended or supplemented as such Holders may reasonably request.  The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Demanding Party(ies).

(f)           Underwritten Offering.  If one or more Demanding Parties request, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering and the Holders holding a majority of the Registrable Securities to be included in such Demand Registration shall have the right to select the managing underwriter or underwriters to administer the offering.

(g)          Priority of Demand Registrations.  If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Demanding Party(ies)) advise the board of directors of the Company in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated, (i) first, pro rata among the Holders (including the Demanding Party(ies)) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (ii) next, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Demanding Party(ies), as the case may be) can be sold without having such adverse effect; provided, however, that the number of Registrable Securities to be included in such Demand Registration shall not be reduced unless all other securities of the Company held by Management Investors are first entirely excluded from such Registration if the managing underwriter or underwriters determine that the participation of the Management Investors (as a group or with respect to any Management Investor individually), when taken together with the other Registrable Securities proposed to be included in such Demand Registration, would have a materially detrimental effect on the proposed Underwritten Offering.  If such reduction results in a reduction of more than twenty-five percent (25%) of the Registrable Securities requested by the Demanding Party to be included in such Demand Registration, such Demand Registration shall not count as one of such Demanding Party’s Demand Registrations.

(h)          Certain Distributions to Affiliates.  In the event any Holder requests to participate in a registration pursuant to this Section 4.1 in connection with a distribution of Registrable Securities to its direct or indirect partners, equityholders or members, the registration shall provide for resale by such direct or indirect partners, equityholders or members, if requested by the Holder.

(i)           Legal Counsel to the Holders. The Demanding Party(ies) shall be entitled to select one legal counsel to represent the Holders participating in any Demand Registration, and the reasonable fees and disbursements of such legal counsel shall be subject to reimbursement pursuant to Section 4.8.

Section 4.2.          Shelf Registration.

(a)           Shelf Registration.  On the date that is five (5) Business Days prior to the First Release Date, the Company shall use its reasonable best efforts to file with the SEC a Shelf Registration Statement relating to the offer and sale by Holders from time to time of the number of Registrable Securities specified in the requests of such Specified Participating Holder(s) pursuant to this Section 4.2 and the other Minimum 3% Holders pursuant to Section 4.2(c) in accordance with the methods of distribution elected by such Specified Participating Holder(s) and set forth in the Shelf Registration Statement (which for the avoidance of doubt shall include, if requested by any such Specified Participating Holder, distributions-in-kind to fund partners pursuant to such Registration Statement), and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act; provided that the Company shall use reasonable efforts to file such Shelf Registration Statement on the Closing Date subject to availability of required financial information.  If requested by any Specified Participating Holder, the Company shall pay the registration fee for all Registrable Securities to be registered in accordance with the Shelf Registration Statement at the time of filing and shall not elect to pay any portion of the registration fee on a deferred basis.  At any time prior to or after the filing of a Shelf Registration Statement, any Specified Participating Holder may request that the number of its Registrable Securities (if any) previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter.  The aggregate number of Registrable Securities that the Specified Participating Holder requests to be so registered on such Shelf Registration Statement (as increased from time to time at the election of any Specified Participating Holder pursuant to the immediately foregoing sentence) shall be referred to in this Section 4.2 as the “Shelf Registration Amount.”  If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 4.2 shall not apply, and the provisions of Section 4.1 shall apply instead.

(b)          Continued Effectiveness.  The Company shall use its reasonable best efforts to keep such Shelf Registration Statement (or any replacement or successor Shelf Registration Statement) continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by Holders until the earlier of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (ii) the date as of which each of the Holders beneficially owns less than one percent (1%) of the outstanding equity securities of the Company (such period of effectiveness, the “Shelf Period”).  Subject to Section 4.2(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless the Company believes in good faith that such action or omission is required by applicable Law.

(c)          Shelf Notice.  Promptly upon receipt of any request by a Minimum 3% Holder to file a Shelf Registration Statement or any request by a Specified Participating Holder to increase the number of its Registrable Securities registered on such Shelf Registration Statement pursuant to Section 4.2(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Shelf Notice”) of any such request to the other Holders specifying the Shelf Registration Amount.  Each of such other Minimum 3% Holders shall have the right to include in such registration its Registrable Securities by delivering an irrevocable written notice to the Company specifying the number of Registrable Securities such Minimum 3% Holder desires to so include no later than fifteen (15) days after the delivery of the Shelf Notice, and the Company shall include in such registration the number of Registrable Securities for which the Company receives written notice in accordance with this provision.

(d)          Suspension of Registration.  If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension (i) for a period exceeding twenty (20) Business Days on any one (1) occasion or (ii) on more than two (2) occasions in any twelve (12)-month period; provided, further, that the Company shall not be permitted to exercise a Shelf Suspension unless all Holders are suspended from use of the Shelf Registration Statement and the use of all other effective registration statements of the Company are suspended, and no other registration statement is filed during such Shelf Suspension.  In the case of a Shelf Suspension, the Holders with Registrable Securities covered by such Shelf Registration Statement agree to suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above.  The Company shall immediately notify such Holders upon the termination of any Shelf Suspension, amend or supplement the prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to such Holders such numbers of copies of the prospectus as so amended or supplemented as such Holders may reasonably request.  The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by any Minimum 3% Holder.

(e)          Underwritten Offering.  If a Minimum 3% Holder so elects, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, the Company shall amend or supplement the Shelf Registration Statement for such purpose, and the Holders holding a majority of the Registrable Securities to be included in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer such offering.  Any Minimum 3% Holder may participate in a Marketed shelf take-down initiated by other Minimum 3% Holders in connection with the exercise of their registration rights as set forth in Section 4.1 or Section 4.2(a).  The number of Marketed shelf take-downs and non-Marketed shelf take-downs to which the Minimum 3% Holders are entitled shall be unlimited.  The provisions of Section 4.1(h) shall apply to any Underwritten Offering pursuant to this Section 4.2(e); provided, however, notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall any Minimum 3% Holder be required to permit the offering and sale of Registrable Securities held by any other Holder in connection with any sale under a Shelf Registration Statement that is a non-Marketed shelf take-down (including any “bought deal” or an “overnight” offering).  Any Holder not included in a “bought deal” or an “overnight” offering shall not be subject to any underwriter lock-up as it relates to such “bought deal” or “overnight” offering, and the Company shall not be prohibited by any underwriter lock-up to effect any “bought deal” or “overnight” offering or any other exercise of the registration rights hereunder (provided, however, that the foregoing shall not operate to prevent the Company from (x) consummating a registered public offering that is a capital raising transaction determined by the Board to be necessary or advisable to comply with applicable bank regulatory requirements and/or any of its internal capital targets policies or (y) performing its obligations under this Agreement with respect to an offering in which all Holders have the opportunity to participate).

(f)           Legal Counsel to the Holders.  (a) The requesting Minimum 3% Holder(s) shall be entitled to select one legal counsel to represent the Holders participating in any Shelf Registration or shelf take-down requested by such Minimum 3% Holder(s), and (b) in the case of a Shelf Registration filed by the Company pursuant to Section 4.2(a), the Holders of a majority of Registrable Securities outstanding shall be entitled to select one legal counsel to represent such Holders, and for each of the foregoing (a) and (b), the reasonable fees and disbursements of such legal counsel shall be subject to reimbursement pursuant to Section 4.8.

(g)          For purposes of this Section 4.2 and solely with respect to the Preferred Shares, the Investor holding Preferred Shares as of the date hereof shall be deemed to be a Minimum 3% Holder with respect to such Preferred Shares regardless of such Investor’s ownership of Common Shares; provided that such Investor may request up to a maximum of one Underwritten Offering in respect of the Preferred Shares pursuant to Section 4.2(e) in any calendar year.

Section 4.3.          Piggyback Registration

(a)          Participation.  If the Company at any time proposes to file a registration statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a registration incidental to an issuance of debt securities under Rule 144A, (ii) a Registration on Form S-4 or S-8 or any successor form to such forms, (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, a dividend reinvestment plan, or a merger or consolidation) or (iv) a Demand Registration pursuant to which the Holders receive a Demand Notice) (a “Public Sale”), then, as soon as reasonably practicable (and in no event more than five (5) Business Days thereafter), the Company shall give written notice of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to Register under such registration statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”).  Subject to Section 4.3(b), the Company shall include in such registration statement all such Registrable Securities that are requested to be included therein within fifteen (15) days after the receipt by such Holders of any such notice (or ten (10) Business Days in the case of a Shelf Notice); provided that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the registration statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Minimum 3% Holders to request that such Registration be effected as a Demand Registration under Section 4.1 and Section 4.2, and (ii) in the case of a determination to delay Registering, in the absence of a request for a Demand Registration, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering such other securities in the offering.  If the offering pursuant to such registration statement is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 4.3(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, subject to Section 4.3(b), participate in such Underwritten Offering.  If the offering pursuant to such registration statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 4.3(a) must, and the Company shall make such arrangements so that each such Holder may, subject to Section 4.3(b), participate in such offering on such basis.  Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such registration statement.

(b)          Priority of Piggyback Registration.  If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Piggyback Registration shall be:

(i)           in the case of a registration statement initiated by the Company for its own account which gives rise to a Piggyback Registration, (A) first, one hundred percent (100%) of the securities proposed to be sold in such Piggyback Registration by the Company proposing to sell, and (B) second, and only if all the securities referred to in clause (A) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Investors, the Management Investors and the Directors that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to such a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (C) third, and only if all of the Registrable Securities referred to in clause (B) have been included in such Registration, any other securities eligible for inclusion in such Registration; provided, however, that the number of Registrable Securities to be included in such Piggyback Registration shall not be reduced unless all other securities of the Company beneficially owned by the Management Investors proposed to be included in such Registration are first entirely excluded from such Registration if the managing underwriter or underwriters reasonably determine in good faith that the participation of the Management Investors (as a group or with respect to any Management Investor individually), when taken together with the other Registrable Securities proposed to be included in such Piggyback Registration, would have a materially detrimental effect on the proposed Underwritten Offering; and

(ii)          in the case of a registration statement initiated by the Company for the account of any other Person (the “Initiating Person”) which gives rise to a Piggyback Registration, (A) first, pro rata among the Holders that have requested to participate in such Piggyback Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner), and (B) second, and only if all the securities referred to in clause (A) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold by the Initiating Person without having such adverse effect; provided, however, that the number of Registrable Securities to be included in such Piggyback Registration shall not be reduced unless all other securities of the Company beneficially owned by the Management Investors proposed to be included in such Registration are first entirely excluded from such Registration if the managing underwriter or underwriters reasonably determine in good faith that the participation of the Management Investors (as a group or with respect to any Management Investor individually), when taken together with the other Registrable Securities proposed to be included in such Piggyback Registration, would have a materially detrimental effect on the proposed Underwritten Offering.

(c)          Legal Counsel to the Holders.  The Holders of a majority of Registrable Securities to be Registered shall be entitled to select one legal counsel to represent such Holders in any Registration initiated by the Company pursuant to Section 4.3(a), and the reasonable fees and disbursements of such legal counsel shall be subject to reimbursement pursuant to Section 4.8.

(d)          No Effect on Demand Registrations.  No Registration of Registrable Securities effected pursuant to a request under this Section 4.3 shall be deemed to have been effected pursuant to Section 4.1 and Section 4.2, which shall not be controlled by the provisions of this Section 4.3, or shall relieve the Company of its obligations under Section 4.1 or Section 4.2 (pursuant to which certain eligible Holders are entitled to Register under the applicable Demand Registration Statement or Shelf Registration Statement such number of Registrable Securities as each such eligible Holder may request in writing).

Section 4.4.          Black-out Periods.

(a)          Black-out Periods for Holders.  In the event of a Public Sale or a Demand Registration that is an Underwritten Offering, the Holders (who have the right to participate in the applicable offering) agree, if requested by the managing underwriter or underwriters in such Underwritten Offering, not to effect any public sale or distribution of any securities (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Public Sale or Demand Registration, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or, in each case, such lesser period as may be permitted by the Company or such managing underwriter or underwriters) after the effective date of the registration statement filed in connection with such Registration (whether in connection with any Public Sale or Demand Registration in an Underwritten Offering), to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided, however, that such restrictions shall not apply to (i) sales of any securities to an underwriter pursuant to the applicable underwriting agreement, (ii) securities acquired in the public market subsequent to the offering, (iii) distributions-in-kind to a Holder’s partners, members or equityholders, (iv) Permitted Transfers (other than Permitted Transfers pursuant to clause (a) of the definition thereof), but only if the applicable Permitted Transferees agree to be bound by the restrictions herein, (v) pledges by Minimum 3% Holders in connection with bona fide financing arrangements (including any Back Leverage, margin loans and other secured lending arrangements) and any foreclosures or other exercises of remedies on such pledges, (vi) Transfers to a nominee or custodian of a person or entity to whom a disposition or Transfer would be permissible under clauses (iii) and (iv) above and (vii) any other customary carve-outs that may be negotiated with the managing underwriter in good faith.

(b)          Black-out Period for the Company and Others.  In the case of a Registration of Registrable Securities pursuant to Section 4.1 or Section 4.2 for an Underwritten Offering, the Company and the Holders (who have the right to participate in the applicable offering) agree, if requested by the Specified Participating Holder or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or, in each case, such lesser period as may be permitted by the Specified Participating Holders or such managing underwriter or underwriters) after, the effective date of the registration statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting or similar agreement in connection therewith), to the extent timely notified in writing by the Specified Participating Holders or the managing underwriter or underwriters (it being agreed that the foregoing restrictions shall not apply to (x) preparatory actions taken by the Company to comply with the exercise by any Holder of such Holder’s registration rights hereunder in advance of the registration contemplated thereby and (y) any Permitted Back Leverage Transaction).  Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made as part of any Registration of securities for offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement.  The Company agrees to use its reasonable best efforts to obtain from each Holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this Section 4.4(b), except as part of any such Registration, if permitted.  Without limiting the foregoing (but subject to Section 4.7), if the Company grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company will agree that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 4.4 as if it were a Holder hereunder.

(c)          Notwithstanding anything in this Section 4.4 to the contrary, (i) no Investor (and the Holder through which it beneficially owns its Registrable Securities) shall be required to enter into any lock-up restriction unless all other Investors and executive officers and directors of the Company (and the Holder through which it beneficially owns its Registrable Securities) enter into substantially similar agreements, and (ii) each lock-up agreement shall provide that upon any release of the applicable Holder from a lock-up or reduction in such lock-up period, the Investors shall be entitled to a pro rata release from or reduction in such lock-up.

Section 4.5.          Registration Procedures.

(a)          In connection with the Company’s Registration obligations under Section 4.1, Section 4.2 and Section 4.3, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith, the Company shall:

(i)           prepare the required registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a registration statement or prospectus, or any amendments or supplements thereto, (x) within a reasonable time before filing such registration statement, furnish to the underwriters, if any, and to Specified Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel; (y) permit any Participating Holder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel is required to be included; and (z) except in the case of a Registration under Section 4.3, not file any registration statement or prospectus or amendments or supplements thereto to which the Specified Participating Holders or the underwriters, if any, shall reasonably object;

(ii)          as soon as reasonably practicable (in the case of a Demand Registration (including a Shelf Registration), no later than fifteen (15) days after a request for a Short-Form Registration or forty-five (45) days after a request for a Long-Form Registration), file with the SEC a registration statement relating to the Registrable Securities, including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such registration statement to become effective under the Securities Act as soon as practicable;

(iii)         prepare and file with the SEC such pre- and post-effective amendments to such registration statement and supplements to the prospectus as may be (x) reasonably requested by a Specified Participating Holder, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities Laws with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such registration statement;

(iv)         notify the Specified Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed and (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such registration statement or such prospectus or for additional information;

(v)          notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, (B) if, at any time, the representations and warranties of the Company in any applicable underwriting or similar agreement cease to be true and correct in all material respects, and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vi)         promptly notify the Participating Holders and the managing underwriter, underwriters or applicable financial institution(s), if any, when the Company becomes aware of the happening of any event as a result of which the applicable registration statement or the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such registration statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter, underwriters or applicable financial institution(s), if any, an amendment or supplement to such registration statement or prospectus which shall correct such misstatement or omission or effect such compliance;

(vii)        promptly use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final prospectus;

(viii)       promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters and the Specified Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(ix)         furnish to each Participating Holder and each underwriter or applicable financial institution, if any, without charge, as many conformed copies as such Holder, underwriter or applicable financial institution may reasonably request of the applicable registration statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(x)          deliver to each Participating Holder and each underwriter or applicable financial institution, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder, underwriter or applicable financial institution may reasonably request (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto by such Holder and the underwriters or applicable financial institution(s), if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder, underwriter or applicable financial institution;

(xi)         on or prior to the date on which the applicable registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” Laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 4.1(d) or Section 4.2(b), whichever is applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xii)        cooperate with the Participating Holders and the managing underwriter, underwriters or applicable financial institution(s), if any, to facilitate the timely preparation and delivery of certificates or book entry positions representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or applicable financial institution(s);

(xiii)       use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiv)       not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates, if applicable, for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xv)        make such representations and warranties to the Participating Holders and the underwriters, or applicable financial institution(s) or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xvi)       enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Specified Participating Holders or the managing underwriter, underwriters or applicable financial institution(s), if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvii)      obtain for delivery to the Participating Holders and to the underwriters or applicable financial institution(s) on the date such securities are delivered to the underwriters or applicable financial institution(s), as applicable, an opinion or opinions from counsel for the Company dated the effective date of the registration statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting or similar agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;

(xviii)     in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter, underwriters or applicable financial institution(s), with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting or similar agreement and brought down to the closing under the underwriting or similar agreement;

(xix)       cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xx)        use its reasonable best efforts to comply with all applicable securities Laws and make available to its security Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xxi)       provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable registration statement from and after a date not later than the effective date of such registration statement;

(xxii)      use its reasonable best efforts to cause all Registrable Securities covered by the applicable registration statement to be listed on each securities exchange on which any of the Company’s equity securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s equity securities are then quoted;

(xxiii)     make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Specified Participating Holders, by any the underwriters or applicable financial institution(s) participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Specified Participating Holders or any such the underwriters or applicable financial institution(s), all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves available upon reasonable notice at reasonable times to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 4.5(a)(xxiii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known other than through a breach of this Agreement or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; and

(xxiv)     in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b)          The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing.  Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)          Each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(v), or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.  In the event the Company shall give any such notice, the period during which the applicable registration statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(v) or is advised in writing by the Company that the use of the prospectus may be resumed.

Section 4.6.          Underwritten Offerings.

(a)          Demand and Shelf Registrations.  If requested by the underwriters for any Underwritten Offering requested by the applicable Minimum 3% Holder(s) pursuant to a Registration under Section 4.1 or Section 4.2, the Company shall enter into an underwriting or similar agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Minimum 3% Holders and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 4.9.  The Participating Holders shall cooperate with the Company in the negotiation of such underwriting or similar agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof.  Such Holders shall be parties to such underwriting or similar agreement, which underwriting or similar agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting or similar agreement also shall be conditions precedent to the obligations of such Holders.  Each such Holder shall not be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder (provided that any such representation shall be made on a several basis) under applicable Law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds (after underwriting fees, commissions or discounts) actually received from such Underwritten Offering.

(b)          Piggyback Registrations.  If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 4.3 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 4.3 and subject to the provisions of Section 4.3(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration.  The Participating Holders shall be parties to the underwriting or similar agreement between the Company and such underwriters, which underwriting or similar agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling holders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting or similar agreement also shall be conditions precedent to the obligations of such Holders.  Any such Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by such Holder under applicable Law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds (after underwriting fees, commissions or discounts) actually received from such Underwritten Offering.

(c)          Participation in Underwritten Registrations.  Subject to provisions of Section 4.6(a) and Section 4.6(b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting or similar agreements and other documents required under the terms of such underwriting arrangements.

(d)          Price and Underwriting Discounts.  In the case of an Underwritten Offering under Section 4.1 or 4.2, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Demanding Party(ies) (or, in the case of a Shelf Registration, the Specified Participating Holders selling Registrable Securities under the Shelf Registration Statement).  In addition, in the case of any Underwritten Offering, each of the Specified Participating Holders (and, to the extent permitted by the managing underwriter in such Underwritten Offering in its reasonable discretion) may specify a floor price below which their request to participate in the registration pursuant to Section 4.1, Section 4.2 or Section 4.3 shall be deemed withdrawn and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 4.7.          No Inconsistent Agreements; Additional Rights(a).  The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that violates, subordinates or is inconsistent with or grants any rights more favorable than the rights granted to the Holders by this Agreement (and, without limiting the foregoing, in the event that at any time the Company  grants registration rights to any Person which are more favorable to such Person than the terms contained in this Agreement, such more favorable registration rights shall also be provided to the Holders).  Without the consent of Major Investors that beneficially own at least sixty-six and two-thirds percent (66.667%) of the Common Shares then beneficially owned by the Major Investors, the Company shall not enter into any agreement granting superior or pari passu registration or similar rights to any Person.

Section 4.8.          Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Article IV, whether or not any registration statement contemplated hereby is filed or declared effective by the SEC under the Securities Act, shall be paid by the Company, and, without limiting the foregoing, the Company shall pay (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA (including, if requested by any Major Investor, at the time of filing of the Shelf Registration Statement), (b) all fees and expenses in connection with compliance with any securities or “Blue Sky” Laws, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including the expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (e) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (f) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (g) all applicable rating agency fees with respect to the Registrable Securities, (h) all reasonable fees and disbursements of one legal counsel for the Holders participating in such Registration (or, in the case of a Shelf Registration, the Specified Participating Holders selling Registrable Securities under the Shelf Registration Statement), (i) all fees and expenses of accountants selected by the Demanding Party (or, in the case of a Shelf Registration, the Specified Participating Holders selling Registrable Securities under the Shelf Registration Statement), (j) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (k) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (l) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (m) all expenses related to the “road show” for any underwritten offering, including all travel, meals and lodging.  All such expenses are referred to herein as “Registration Expenses.”  The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities (other than any sale by the Company for its own account) which shall be borne proportionately by each Holder (based on the total amount of Registrable Securities sold under the registration statement).

Section 4.9.          Indemnification.

(a)          Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by Law, each Holder, each member, limited partner or general partner thereof, each member, limited partner or general partner of each such member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors and agents and each Person who controls such Persons and each of their respective representatives from and against any and all Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary, free writing or summary prospectus contained therein or any amendment thereof, supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries, including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto and (iv) any violation or alleged violation by the Company of applicable securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance, and the Company will reimburse each such Person for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such Loss; provided that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof.  This indemnity shall be in addition to any liability the Company may otherwise have.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)          Indemnification by the Participating Holders.  Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, its directors and officers and each Person who controls the Company from and against any Losses resulting from (i) any untrue statement of a material fact in any registration statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary, free writing or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such registration statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim; provided that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claim if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed).  In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation.  The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

(c)          Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party.  No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party.  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld.  It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.9(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)          Contribution.  If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 4.9 is unavailable to an indemnified party (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 4.9) or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations.  In connection with any registration statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.9(d).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 4.9(a) and 4.9(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 4.9(d), in connection with any registration statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 4.9(b).  If indemnification is available under this Section 4.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 4.9(a) and Section 4.9(b) hereof without regard to the provisions of this Section 4.9(d).  The remedies provided for in this Section 4.9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at Law or in equity.

Section 4.10.        Rules 144 and 144A and Regulation S.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of any Minimum 3% Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take such further action and furnish such information as any Minimum 3% Holder may reasonably request, all to the extent required from time to time to enable such Minimum 3% Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof, a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or shareholder communications of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration.  The Company covenants that it shall supply any legal opinions, directions to its transfer agent or other documentation reasonably necessary to effect a sale pursuant to Rule 144 in compliance with this Agreement.

Section 4.11.        Termination.  Notwithstanding anything to the contrary contained in this Agreement, the registration rights set forth in this Article IV shall expire as to any share when such share ceases to be a Registrable Security pursuant to clause (a), (b) or (d) of the definition thereof.  For clarity, Section 4.8 and Section 4.9 shall survive the expiration of the registration rights set forth in this Article IV pursuant to the immediately preceding sentence.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1.          Representations and Warranties of Each of the Parties other than the Company.  Each of the parties hereto other than the Company hereby represents and warrants to the Company (and in respect of Persons who become a party to this Agreement after the Closing, such party hereby represents and warrants to the Company on the date of its, his or her execution of this Agreement or a Joinder Agreement) as follows:

(a)          To the extent such party is not a natural person, such party (i) has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder and (ii) is duly organized and validly existing under the Laws of the jurisdiction of its formation or organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary corporate or other action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  To the extent such party is a natural person, such party is sui juris and has full legal capacity and authority to enter into this Agreement and carry out its obligations hereunder.  This Agreement has been duly and validly executed by such party and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, in the case of enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Laws affecting creditors’ rights generally and to general principles of equity.

(b)          To the extent such party is not a natural person, the execution and delivery by such party of this Agreement and the performance of its obligations hereunder do not and will not conflict with, or result in the breach of any provision of the organizational documents of such party.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder do not and will not (i) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination, cancellation or modification or any additional payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected or (ii) violate, in any material respect, any Law, principle of common law, rule, regulation, judgment, injunction, order, code, constitution, ordinance, statute, treaty or decree of any governmental entity or order, in each case, applicable to such party, the Company or any of its Subsidiaries.

(c)          Other than any consents or permits that have already been obtained, no consent, waiver, approval, filing, authorization, exemption, registration, license, notification, permit or declaration is required to be made or obtained by such party in connection with (i) the execution, delivery or performance of this Agreement or (ii) the consummation of any of the transactions currently contemplated herein, excluding any transactions contemplated herein solely as a result of one or more amendments to this Agreement following the date hereof.

(d)          To the extent such party is a natural person, if such Person is resident in a community property state, such Person’s spouse, if any, has duly executed, or solely if consented to in advance by the Company, will duly execute, a Consent of Spouse.  Such Consent of Spouse was or will be duly authorized, executed and delivered by such spouse and effectively binds such spouse to the terms set forth therein.

Section 5.2.          Representations and Warranties of the Company.  The Company hereby represents and warrants to each of the other parties as follows:

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Washington.

(b)          The Company has all necessary power and authority under the Restated Articles and applicable Law to execute this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, in the case of enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Laws affecting creditors’ rights generally and to general principles of equity.

(c)          The execution and delivery of this Agreement by the Company do not and the performance of this Agreement by the Company will not, (i) conflict with or violate the Restated Articles or bylaws of the Company or any equivalent organizational documents of any of its Subsidiaries, (ii) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination, cancellation or modification or any additional payment obligation, under the terms of any material contract, agreement or permit to which the Company is a party or by which the Company’s assets or operations are bound or affected, or (iii) violate, in any material respect, any Law, principle of common law, rule, regulation, judgment, injunction, order, code, constitution, ordinance, statute, treaty or decree of any governmental entity or order, in each case, applicable to the Company or by which any property or asset of the Company is bound or affected.

(d)          The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, order, permit, or authorization from, or registration, notification or filing with, any domestic or foreign governmental, regulatory or administrative authority, agency or commission, any court, tribunal or arbitral body, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental authority, or any other third party, except as may be required in connection with compliance with Article IV.

ARTICLE VI

MISCELLANEOUS

Section 6.1.          Entire Agreement.  This Agreement, together with the Restated Articles and bylaws of the Company, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof, including any summary of terms with respect to the subject matter hereof.

Section 6.2.          Specific Performance.  It is hereby agreed and acknowledged that it will be inadequate or impossible, or both, to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations herein imposed on them, that every such obligation is material and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at Law or in damages.  Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations in accordance with the terms of this Agreement, without the posting of any bond or other security, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law or relief in money damages.

Section 6.3.          Regulatory Limitation.  Notwithstanding any other provisions in this Agreement, each Major Investor irrevocably waives any rights or powers it may have under this Agreement to impose a restriction on the rights of another Investor that is not an Affiliate with respect to such other Investor’s Shares in the Company solely to the extent such rights or powers would cause the Major Investor to be deemed to control the other Investor’s Shares in the Company as interpreted and applied in a manner consistent with 12 CFR 225.9(b).

Section 6.4.          Governing Law; Jurisdiction.  This Agreement and any dispute arising out of, relating to or in connection with this Agreement, shall be construed (both as to validity and performance), interpreted and enforced in accordance with the Laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the Laws of any other jurisdiction.  Any action against any party relating to the foregoing shall be brought exclusively in the Court of Chancery of the State of Delaware located in Wilmington, Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state court located in Wilmington, Delaware or the United States District Court for the District of Delaware) and appellate courts thereof.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action.  Each party agrees that service of summons and complaint or any other process that might be served in any action may be made on such party by sending or delivering a copy of the process to the party to be served by registered mail, return receipt requested, at the address of the party provided for the giving of notices in Section 6.9.  Nothing in this Section 6.4, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 6.5.          Amendment and Waiver.

(a)          This Agreement may be amended or modified with (i) the prior approval of Major Investors beneficially owning at least sixty-six and two-thirds percent (66.667%) of the Common Shares then beneficially owned by the Major Investors, (ii) the Company and (iii) such other approvals, if any, as are expressly required hereunder; provided, that any amendment or modification that has, or would reasonably be expected to have, a disproportionate adverse effect on a particular Major Investor shall require the prior written consent of such Major Investor.  No amendment to this Agreement shall be made that would cause this Agreement to be inconsistent with the certificate of incorporation of the Company in effect at such time.  Any waiver of this Agreement shall be valid only if set forth in an instrument in writing signed by the party granting such waiver.

(b)          Notwithstanding anything to the contrary in this Agreement, amendments or modifications may be made to this Agreement from time to time by the Board without the consent of any Investor (i) to correct typographical or ministerial errors or (ii) to add or delete any provision of this Agreement required to be added or deleted in order to comply with, or avoid a violation of, applicable Law.

(c)          Notwithstanding anything to the contrary in this Agreement, any addition of a Transferee of Common Shares or a recipient of any newly issued Common Shares, in each case, as a party hereto pursuant to Section 6.6 shall not constitute an amendment hereto and need be signed only by the Company and such Transferee or recipient.

(d)          Any amendment, modification or waiver effected in accordance with this Section 6.5 shall be effective and binding on the Company and each party hereto.  No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed.  No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at Law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

(e)          The Company shall provide prior notice (or, to the extent that prior notice is not reasonably practicable, notice as soon as reasonably practicable) to the Investors of any amendment, modification or waiver of this Agreement.

Section 6.6.          Additional Parties.

(a)          Any Permitted Transferee that is an Affiliate of the Investor (for so long as it is an Affiliate) may be added to and be bound by and receive the benefits and be subject to the obligations provided by this Agreement as parties hereto upon the signing and delivery of a counterpart of this Agreement or a Joinder Agreement and the acceptance thereof by such additional parties and, to the extent permitted by Section 6.5, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such additional parties as the Company and such party may agree. In the case of execution of a counterpart of this Agreement as opposed to a Joinder Agreement, promptly after signing and delivering such a counterpart of this Agreement, the Company will deliver a conformed copy thereof to all of the parties.  The Company shall provide prior notice (or, to the extent that prior notice is not reasonably practicable, notice as soon as reasonably practicable) to the Major Investors of the execution of any Joinder Agreement.

(b)          Solely for purposes of Article IV, any direct or indirect Transferee of a Major Investor in a Tag-Along Trigger Sale or other transfers of Common Shares in with registration rights are transferred shall be deemed to be a “Major Investor” if such Transferee (together with its Affiliates) acquires a number of Common Shares from the Investors in such transaction equal to at least 3% of the total issued and outstanding Common Shares immediately following consummation of the Merger (subject to adjustment after the Merger for any stock split, reverse stock split, stock dividend, stock combination or other similar recapitalization with respect to any class of Common Shares) and the Major Investor(s) Transferring Common Shares to such Transferee agrees in writing that such Transferee will become a “Major Investor” solely for purposes of Article IV and notifies the Company of the extent to which the Transferor wishes to transfer any remaining Registration(s) to which such Transferring Major Investor is entitled, and such Transferee executes and delivers to the Company a joinder agreement agreeing to be bound by the provisions of Article IV.

Section 6.7.          Assignment and Binding Effect.  No party shall assign all or any part of this Agreement except to an Affiliate that acquires such Company Shares from a party as a Permitted Transferee (for so long as they are an Affiliate of such Party) or Transferee that is acquiring rights under Article IV.  For the avoidance of doubt, a Major Investor shall not be permitted to assign or delegate any of the rights of a Major Investor (including any Board or observer nomination rights) to any person other than to an Affiliate who acquires Company Shares from the Major Investor as a Permitted Transferee but only for so long as such transferee remains an Affiliate of such Major Investor. Notwithstanding the foregoing, a Major Investor may assign its rights and obligations under Article IV and may grant a security interest in its rights (but not its obligations) under this Agreement in connection with any Back Leverage to any lender (or its agents) thereunder.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 6.8.          Termination.  This Agreement shall terminate upon the earlier of  (a) the termination of the Merger Agreement pursuant to its terms without the closing having occurred, (b) the time when no Investors own any Company Shares and (c) dissolution or liquidation of the Company, provided that if this Agreement is terminated prior to the Closing, the Prior Agreement shall continue in full force and effect pursuant to its terms.  The rights and obligations of an Investor under this Agreement shall automatically terminate without any further action from and after such time as such Investor no longer beneficially owns any Company Shares; provided that the obligations in Section 2.2 and Section 2.4 shall continue to be binding on such Investor until the date that is the one (1)-year anniversary of the date that such Investor no longer beneficially owns any Company Shares. In connection with a Sale Transaction in which the consideration received by an Investor, if any, does not consist entirely of cash and/or publicly traded securities on an Applicable Exchange, the rights and obligations in Article IV shall survive such Sale Transaction or be replaced with substantially similar provisions (and the Company shall take all such actions (if any) as are required to cause such provisions to survive or be replaced with substantially similar provisions).

Section 6.9.          Notices.

(a)          In the event a notice or other document is required to be sent hereunder to any party hereto, such notice or other document shall be in writing and shall be considered given and received, in all respects when personally delivered, or when sent by express or courier service or United States registered or certified mail, return receipt requested and postage and other fees prepaid, or by electronic mail, on the day such notice or document is personally delivered or delivered by electronic mail or on the third (3rd) Business Day following the day on which such notice or other document is deposited in the mail or delivered to any such commercial delivery service as aforesaid.  Any notice and document shall be addressed to the party entitled to receive such notice or other document, in the case of the Company to the address set forth below, and, in the case of any other party, (x) to such party’s address appearing on the signature page of such party to this Agreement or appearing in the Joinder Agreement entered into by such party entering into this Agreement via a Joinder Agreement, (y) to such party’s address appearing in the books of the Company and/or (z) such other address as may be designated by such party in writing to the Company.

If to the Company, to:

WaFd, Inc.
425 Pike Street
Seattle, WA 98101

Attention:     Brent J. Beardall,
President and Chief Executive Officer

E-mail:          legal@wafd.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019

Attention:     Mark F. Veblen
       Steven R. Green

Email:           MFVeblen@wlrk.com
SRGreen@wlrk.com

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attention:     Lee Meyerson
          Ravi Purushotham
Louis Argentieri

Email:           lmeyerson@stblaw.com
rpurushotham@stblaw.com
louis.argentieri@stblaw.com

(b)          Any party hereto or their respective legal representatives may effect a change of address for purposes of this Agreement by giving written notice of such change to the Company in accordance with this Section 6.9, and the Company shall, upon the request of any party hereto in accordance with this Section 6.9, notify such party of such change in the manner provided herein.  Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

Section 6.10.        Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless the severance of such provision could be in opposition to the parties’ intent with respect to such provision or the economic or legal substance of the transactions contemplated hereby would be affected in any manner materially adverse to any party hereto, in which case the parties will negotiate revisions to this Agreement to preserve as nearly as possible or nearly as practicable the economic or legal substance of such invalid, illegal or unenforceable provision.

Section 6.11.        Aggregation of Company Shares.

(a)           All Company Shares beneficially owned, directly or indirectly, by the Stone Point Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Stone Point Investors or their Affiliates or the application of any restrictions to the Stone Point Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.

(b)          All Company Shares beneficially owned, directly or indirectly, by the Warburg Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Warburg Investors or their Affiliates or the application of any restrictions to the Warburg Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.

(c)          All Company Shares beneficially owned, directly or indirectly, by the Reverence Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Reverence Investors or their Affiliates or the application of any restrictions to the Reverence Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.

(d)          All Company Shares beneficially owned, directly or indirectly, by the Sixth Street Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Sixth Street Investors or their Affiliates or the application of any restrictions to the Sixth Street Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.

(e)          All Company Shares beneficially owned, directly or indirectly, by the Bayview Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the Bayview Investors or their Affiliates or the application of any restrictions to the Bayview Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.

(f)           All Company Shares beneficially owned, directly or indirectly, by the TIAA Investors or their Affiliates shall be aggregated together for purposes of determining the rights or obligations of the TIAA Investors or their Affiliates or the application of any restrictions to the TIAA Investors under this Agreement or the Restated Articles in each instance in which such right, obligation or restriction is determined by any ownership threshold.

(g)          With respect to any provision hereof that references a given portion or percentage of Major Investors, any two or more Major Investors that are Affiliates of one another and/or any Related Holder will be treated as a single Major Investor, as applicable, for purposes thereof.  For purposes of this clause (g), any holder that is treated as a Major Investor pursuant to Section 6.5(c) will, together with its Affiliates, be treated as a “Related Holder” of the relevant Transferor and its Affiliates.

Section 6.12.        Counterparts; Electronic Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Facsimile, .pdf, docusign and other electronic signatures to this Agreement shall have the same effect as original signatures.

Section 6.13.        Waiver of Jury Trial.  THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.13.

Section 6.14.        Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that the parties reasonably determine to be necessary or appropriate to effectuate and perform the provisions of this Agreement and carry on the Company as contemplated by this Agreement.

Section 6.15.        Electronic Consent.  To the extent that this Agreement requires a consent in writing, the Person obligated to deliver such consent may do so by electronic transmission.

Section 6.16.        Third-Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company and, except as expressly contemplated by this Agreement, including Section 4.5 with respect to the Identified Persons, this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third-party beneficiary hereto.

[The remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Shareholders Agreement as of the date first written above.

WAFD, INC.

By:	/s/ Brent Beardall
	Name:	Brent Beardall
	Title:	President and Chief Executive Officer

[Signature Page to Shareholders Agreement]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ David G. Nason
	Name:	David G. Nason
	Title:	SEVP and CEO, TIAA Wealth Management & Advice Solutions

[Signature Page to Shareholders Agreement]

TRIDENT NEPTUNE HOLDINGS LP

By:	Trident Neptune Holdings GP LLC, its general partner

By:	/s/ Stephen Levey
	Name:	Stephen Levey
	Title:	Vice President

[Signature Page to Shareholders Agreement]

WP NEPTUNE ACQUISITION LLC

By:	WP Neptune Holdings LP, its managing member

By:	WP Neptune GP, LLC, its general partner

By:	Warburg Pincus Global Growth 14, L.P., its managing member

By:	Warburg Pincus Global Growth 14 GP L.P., its general partner

By:	WP Global LLC, its general partner

By:	Warburg Pincus Partners II, L.P., its managing member

By:	Warburg Pincus Partners GP LLC, its general partner

By:	Warburg Pincus & Co., its managing member

By:	/s/ David Sreter
	Name:	David Sreter
	Title:	Partner

[Signature Page to Shareholders Agreement]

RCP NEPTUNE HOLDINGS, L.P.

By:	/s/ Milton Berlinski
	Name:	Milton Berlinski
	Title:	Managing Member

[Signature Page to Shareholders Agreement]

THALASSA INVESTMENTS, L.P.

By:	TAO SPV GP, LLC, its general partner

By:	/s/ Joshua Peck
	Name:	Joshua Peck
	Title:	Vice President

[Signature Page to Shareholders Agreement]

NEPTUNE HOLDINGS BOF-MSR, LLC

By:	/s/ Dan Blumenthal
	Name:	Dan Blumenthal
	Title:	Senior Vice President

NEPTUNE HOLDINGS BOF-VII, LLC

By:	/s/ Dan Blumenthal
	Name:	Dan Blumenthal
	Title:	Senior Vice President

[Signature Page to Shareholders Agreement]

[Other Investors and Management Investors Signature Pages Redacted]

Schedule A

LIST OF INVESTORS

Sch. A-1

Schedule B

LIST OF COMPETITORS

Sch. B-1

Exhibit A

CONSENT OF SPOUSE

I, _________________, the undersigned spouse of _________________, hereby acknowledge that I am aware that the Shareholders Agreement, dated as of September 6, 2026, by and among WaFd, Inc. and the other persons from time to time parties thereto (as may be amended, supplemented, restated or modified from time to time in accordance with its terms, the “Shareholders Agreement”), imposes certain obligations and restrictions relating to my spouse’s Company Shares (as defined in the Shareholders Agreement), including obligations and restrictions relating to transfers thereof.  I agree that my spouse’s interest in the Company Shares are subject to the Shareholders Agreement and any interest I may have in such Company Shares shall also be irrevocably bound by such Shareholders Agreement and, further, that my community property interest in such Company Shares, if any, shall be similarly bound by such Shareholders Agreement.

I am aware that the legal, financial and other matters contained in the Shareholders Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel.  I have either sought such advice or determined after carefully reviewing the Shareholders Agreement that I hereby waive such right.

Acknowledged and agreed this __ day of _____, 20__

Insert Signature of Spouse Above

Provide Address of Spouse Below:

Telephone:

Facsimile:

Email:

Exhibit B

JOINDER AGREEMENT

The undersigned is executing and delivering this joinder agreement (this “Joinder Agreement”) pursuant to the Shareholders Agreement, dated as of September 6, 2026, by and among WaFd, Inc. (the “Company”) and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Shareholders Agreement”).  Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Shareholders Agreement.

By executing and delivering this Joinder Agreement, the undersigned hereby adopts and approves the Shareholders Agreement and agrees, effective commencing on the date on which the undersigned first becomes the direct or indirect owner of any Common Shares, to become a party to, to be bound by, to comply with, and that his, her or its Common Shares are subject to, the Shareholders Agreement in the same manner as if the undersigned were an original signatory to such agreement as a holder of equity interests in the Company[; provided that the undersigned acknowledges its rights under the Shareholders Agreement are limited to those provided in  Article IV]1.

The undersigned expressly acknowledges and agrees that the undersigned shall not be entitled to any rights pursuant to the Shareholders Agreement unless the undersigned shall have executed and delivered this Joinder Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, 20__.

Signature

Print Name

Address

Email / Facsimile

1 To be included for non-affiliate transferees.